As filed with the Securities and Exchange Commission on June 12, 2009.

SEC File No. 333-151828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A
Pre-Effective Amendment No. 4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL ENERGY, INC.

(Name of Small Business Issuer in Its Charter)

NEVADA	3999	98-0195748
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code)	Identification Number)

1200 G Street, NW Suite 800 Washington	Charles Bell, President and Chief Executive Officer
District of Columbia 20005	1200 G Street, NW Suite 800 Washington
Telephone: (800) 676-1006	District of Columbia 20005
Telephone: (800) 676-1006

(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 246-3039

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration Fee
Common Stock, $0.001 par value(1)	5,799,999	$0.25	(2)	$1,450,000	$57
Common Stock, $0.001 par value, issuable
upon exercise of Series B Non redeemable
warrants (3)	2,883,334	$0.60		$1,730,000	$67
Total (4)	8,683,333			$3,180,000	$124	(5)

(1) These shares represent the 4,000,000 share that were issued in connection with a private placement completed by the Registrant on April 17, 2008, 1,216,666 shares issued upon exercise of the Series B Warrants issued in connection with the private placement, and the 583,333 shares owned by certain of the Selling Stockholders.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the closing price as reported on the OTC Bulletin Board on December 12, 2008 which was $0.25 per share.

(3) Represents shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon exercise of Series B Non-redeemable Warrants exercisable at $0.60 per share.

(4) All of the shares are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(5) Registrant has previously paid a total filing fee of $361 in connection with the filing of the Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated June 12, 2009

PROSPECTUS
INTERNATIONAL ENERGY, INC.

8,683,333 SHARES OF COMMON STOCK

     This prospectus relates to the resale by certain of our stockholders named in the section of this prospectus titled “Selling Stockholders” (the “Selling Stockholders”) of up to 8,683,333 shares of our common stock (the “Shares” ). The shares being offered under this prospectus are comprised of 5,216,666 shares of our common stock that were purchased by certain of the Selling Stockholders in transactions with us pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “ Securities Act ”); 583,333 shares of our common stock that were purchased by certain of the Selling Stockholders from an affiliate in transactions exempt from the registration requirements of the Securities Act; and, 2,883,334 shares of common stock which may be issued to certain of the Selling Stockholders upon the exercise of the outstanding Series B Warrants .

     Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, receive proceeds if the Warrants are exercised; to the extent we receive such proceeds, they will be used for working capital purposes.

     The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     Our common stock is presently quoted for trading under the symbol “IENI” on the over the counter bulletin board (the “OTCBB”). On April 16, 2009, the closing price of the common stock, as reported on the OTCBB was $0.14 per share. The Selling Stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

     Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading "Risk Factors" beginning on page 7 of this prospectus before making a decision to purchase our common stock. You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _______, 2009

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

     This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled "Risk Factors” beginning on page 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 23 and our historical financial statements and related notes included elsewhere in this prospectus. Unless the context requires otherwise, references to the "Company," "International Energy," "we," "our," and " us,” refer to International Energy, Inc. and its wholly-owned subsidiaries.

About Us and Our Business

     We were incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.” for the purpose of providing a platform for automotive information to, and connecting, buyers and sellers of pre-owned automobiles through the Internet. We were not successful in our efforts and ceased providing online automotive information in November 2006.

     During 2005, as we started winding down our online automotive business activities, we amended our Articles of Incorporation to effect a change of name to “International Energy, Inc.,” to reflect our entry into the energy industry although we continued to provide automotive information until November of 2006; initially, through International Energy Corp., our wholly owned subsidiary (“IEC”), we commenced operations as an oil and gas exploration company.

     Oil and gas exploration was our primary focus from November 2006 through September of 2007. Although we acquired exploration rights under land leases located in the State of Utah, we were unable to successfully implement our proposed exploration program due to our inability to secure adequate drilling rigs and equipment as well as qualified personnel.

     Our management decided that while our primary focus should remain on energy, our interests and those of our shareholders would be best served by redirecting our focus from oil and gas exploration to the acquisition, development and commercialization of alternative renewable energy technologies. Subsequently, on September 17, 2007, we commenced the development and acquisition of these technologies through our wholly owned subsidiary, IEC, by entering into a Research Agreement with The Regents of the University of California (the “Research Agreement”) in the area of algal biochemistry and photosynthesis (the “Research Project”). The goal of the Research Project is to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. These hydrocarbons are derived directly from the photosynthesis of the green microalgae.
Please refer to “Description of Our Business and Properties.”

     Algae fuel is a biofuel derived from algae. In contrast to food crops or cellulosic materials, certain algae produce and accumulate oil naturally and can, in the process, clean up waste by absorbing and utilizing nitrogen oxides and carbon dioxide, aiding in carbon sequestration and the mitigation of climate change. Currently, a number of companies and private institutions are conducting research in an effort to use microalgae as an energy source, with applications for biofuel, ethanol, methanol, methane and hydrogen.

     Employing a proprietary microalgae, we are seeking to develop advanced biotechnology protocols for enhanced growth and biofuel productivity based entirely on the photosynthesis of algae, which have the unique capability of taking a waste (zero-energy) form of carbon (CO2) and converting it into a high-density liquid form of energy (natural bio-oil). We are also working to develop a novel technology to enable the continuous extraction of bio-oil from microalgae, which will allow microalgae to be processed for bio-oil separation and harvesting while preserving the viability and vitality of the cells that produce them. Microalgae, stripped of their bio-oils, can then be returned to their growth medium for further growth and hydrocarbon accumulation. This novel approach is expected to minimize biomass generation time while enhancing yields of hydrocarbon production.

     Once we have succeeded in the development of our protocols, we anticipate the building of the necessary production facilities to house the bioreactor required to mass produce, market and sell our biofuels. Alternatively, we may elect to out-license, joint-venture, or sell our microalgae biofuel technology.

     Our corporate headquarters is located at 1200 G Street, NW Suite 800 Washington, District of Columbia 20005. Our telephone number is (800) 676-1006. Our corporate website address is www.internationalenergyinc.com. Information on our website does not constitute part of this prospectus.

Private Placement

     On April 17, 2008, we completed the sale of an aggregate of 4,000,000 units, each unit consisting of one share of our common stock (collectively, the “Private Placement Shares”) and one Series B Non-redeemable Warrant (the “Series B Warrants”) to purchase up to an additional share of our common stock (the “Warrant Shares”), at a per unit purchase price of $0.60 (the “Private Placement”), or an aggregate of $2,400,000, pursuant to the terms of Subscription Agreements having an effective date of April 17, 2008 between ourselves and certain institutional and other accredited investors (the “Investors”), as defined in Rule 501 of Regulation D promulgated under the Securities Act. The net proceeds of the Private Placement will be used for working capital purposes. The Series B Warrants have a term of two years and an exercise price of $0.60 per share. In connection with the Private Placement, we paid a commission of 100,000 units, each unit consisting of one share (the “Commission Shares”) of our common stock and one Series B Warrant to one registered broker dealer.

     In connection with the Private Placement, we agreed to file a registration statement for the purpose of registering the shares issued in the Private Placement as well as the shares issuable upon the exercise of the Series B Warrants, for resale by the Investors. Accordingly, the 4,000,000 shares issued in the Private Placement, the 1,216,666 issued upon exercise of the Series B Warrants prior to the filing of the registration statement of which this prospectus is part, the 2,883,334 shares issuable upon exercise, if any, of the outstanding Series B Warrants, as well as the 583,333 shares purchased by certain of the Selling Stockholders in private transactions, are included in the registration statement of which this prospectus is part. We have not included the Commission Shares in the registration statement of which this prospectus is part.

     The shares issued in the Private Placement comprised approximately 11.0% (without giving effect to the exercise of any of the Series B Warrants) of our issued and outstanding shares as of April 17, 2008, the date on which the Private Placement was consummated.

Risk Factors

     Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 7 of this prospectus.

Selling Stockholders

     The Selling Stockholders are existing non-affiliated stockholders who purchased shares of our common stock from (i) us in the Private Placement completed on April 17, 2008, or through the exercise of the Series B Warrants or (ii) from one of our affiliates. Please refer to “Selling Stockholders.”

Securities Being Offered

      The Selling Stockholders named in this prospectus are offering for resale up to 8,683,333 shares of our common stock to the public by means of this prospectus. The shares being offered under this prospectus are comprised of 5,216,666 shares that were purchased by certain of the Selling Stockholders in the Private Placement (including the exercise of the Series B Warrants) and an aggregate of 583,333 shares acquired by certain of the Selling Stockholders from one of our associates, pursuant to exemptions from the registration requirements of the Securities Act; and up to 2,883,334 Warrant Shares which may be issued to certain of the Selling Stockholders upon the exercise of the Series B Warrants issued in connection with the Private Placement completed by us.

     Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds (up to approximately $1,730,000) from the exercise of the remaining outstanding Series B Warrants; if such proceeds are received by us, they will be used for working capital purposes.

     All of the shares of our common stock, owned by the Selling Stockholders, will be registered by the registration statement of which this prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered. Please refer to “Plan of Distribution.”

Offering Price

     The Selling Stockholders may sell their shares pursuant to this prospectus, at open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Duration of Offering

     We have agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus is part, continuously effective under the Securities Act until all of the securities covered by such registration statement have been sold, or may be sold without volume restrictions pursuant to Rule 144 or any successor rule, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected holders of such securities.

Use of Proceeds

     We will incur all costs associated with this registration statement and prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Stockholders. However, we did receive aggregate proceeds of $2,400,000 from the sale of our shares to certain Selling Stockholders and an additional $730,000 from the exercise of Series B Warrants. We may receive up to an additional approximately $1,730,000, if all of the remaining Series B Warrants are exercised. The Series B Warrants expire on April 17, 2010, and have an exercise price of $0.60 per share. All funds, if any, received by us from the exercise of the Series B Warrants will be used for working capital purposes. Please refer to “Use of Proceeds.”

Description of Our Common Stock

     Our authorized capital stock consists of stock of 100,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.01.

Number of Shares Outstanding

     As of March 31, 2009, 42,249,166 shares of common stock were issued and outstanding, of which 16,379,167 shares (approximately 39%) were owned by 1420525 Alberta Ltd. a private corporation, the sole shareholder of which is Mr. Harmel S. Rayat, our former chief financial officer, director and controlling shareholder. No preferred shares were issued and outstanding. This total does not include any shares of common stock issuable upon the exercise of any of our issued and outstanding stock purchase warrants, including, but not limited to, Series B Warrants. Please refer to “Description of Securities.”

Summary Financial Information

     The following tables set forth a summary of certain selected financial data. You should read this information together with the consolidated financial statements and the notes to the consolidated financial statements appearing elsewhere in this prospectus.

Consolidated Statements of Operations Data:	For the Nine Months Ended December 31 , 2008	For the Nine Months Ended December 31 , 2007	For the Year Ended March 31, 2008	For the Year Ended March 31, 2007
Revenue	$0	$0	$0	$0
Loss from operations	$(1,104,565)	$(288,432)	$(385,141)	$(218,985)
Net loss available to common stockholders	$(1,096,534)	$(298,838)	$(411,934)	$(224,862)
Basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.01)	$(0.01)
Weighted average number of common shares outstanding used in basic and diluted net loss per share calculation	41,633,772	36,932,500	36,949,788	36,932,500

Consolidated Balance Sheet Data:	December 31, 2008	December 31, 2007	March 31, 2008	March 31, 2007	March 31, 2006
Cash and cash equivalents	$1,407,476	$38,432	$797,725	$23,531	$70,149

Working Capital (deficiency)	$1,336,380	$(594,874)	$551,030	$(296,255)	$(238,551)

Total assets	$1,410,499	$38,432	$797,725	$23,777	$184,325

Total liabilities	$74,119	$633,306	$246,695	$319,813	$309,942

Total stockholders’ equity (deficit)	$1,336,380,	$(594,874)	$551,030	$(296,036)	$(125,617)

RISK FACTORS

     Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Financial Condition and Business

      We have a history of operating losses and expect to continue suffering losses for the foreseeable future.

     We have incurred losses since our company was organized in November 6, 1998. Moreover, in the nine months ended December 31 2008 and in each of the fiscal years ended March 31, 2008, 2007 and 2006, we recorded net losses of $1,096,534, $411,934, $224,862 and $842,155, respectively. From inception (November 6, 1998) through December 31, 2008 we recorded cumulative net losses of $3,195,033. We cannot anticipate when, if ever, our operations will become profitable.

     We have limited experience in the alternative energy industry, which increases the risk of our inability to successfully commercialize alternative energy technologies.

     We have limited experience in the alternative energy industry. We do not currently own or operate any biofuel facilities. We have no experience in constructing or operating a biofuel facility. We are presently, and will likely continue to be for some time, able to rely only upon our initial directors for assistance in executing our business plan. While these individuals are highly experienced in business generally they have limited experience in organizing and building a biofuel plant and in the alternative energy industry generally. This lack of experience may hinder our ability to fully implement our business plan in a timely and cost efficient manner, which, in turn, may adversely affect our potential success and profitability.

     Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

     We have had only a limited operating history and currently are attempting to develop a new technology that has not yet gained market acceptance. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

     Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following and are discussed in detail elsewhere in this section:

  competition;
  need for acceptance of products;
  ability to continue to develop and extend brand identity;
  ability to anticipate and adapt to a competitive market;
  ability to effectively manage rapidly expanding operations;
  amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
  dependence upon key personnel.

     We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

     We may not be able to successfully develop and commercialize our technologies which would result in continued losses and may require us to curtail or cease operations.

     We are currently developing our technology and a commercial product. We have not generated any revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to develop the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies would result in continued losses and may require us to curtail or cease operations. We cannot currently estimate with any accuracy the amount of either the additional funds or time required to successfully commercialize either technology, because the actual cost and time may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive license, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors.

     Our ability to produce and distribute commercially viable bio-fuel is unproven, which could have a detrimental effect on our ability to generate or sustain revenues.

     The technologies we will use to transform algae into a new form of oil have never been utilized on a commercial basis. While intended to create a new bio-fuel feedstock for many products such as diesel, gasoline, jet fuel, plastics and solvents, our new bio-fuel may never achieve technical or commercial viability. All of the tests conducted to date by us with respect to the technology have been performed in a lab-scale environment and the same or similar results may not be attainable at competitive costs on a large-scale commercial basis. We have never utilized technology under the conditions or in the volumes that will be required for us to be profitable and cannot predict all of the difficulties that may arise. Our technology, when used, may require further research, development, regulatory approvals, environmental permits, design and testing prior to commercialization. Accordingly, our technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

     We lack sales and marketing experience and will likely rely on third party marketers.

     If we eventually obtain a license to commercialize our technology (or any products derived from the technology) we expect to market and sell or otherwise commercialize the technology (or any products derived from the technology) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. We cannot currently estimate when, if ever, we will be able to initiate marketing and sales efforts. Moreover, we have no experience in sales, marketing or distribution of biofuel products and our current management and staff is not trained in these areas. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of the technology (or any products derived from the technology) any revenues received by us will be dependent on the efforts of third parties. If any such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the technology (or any products derived from the technology) would be delayed or terminated. We do not have any arrangements with any third parties regarding the commercialization of our technology (or any products derived from the technology) and there is no assurance that we will be able to enter into such agreements on terms acceptable to us.

     Our lack of diversification may increase our risk.

     We expect our prime source of revenue will come from renewable energy assets that generate cash flow from the sale of biofuel derived only from microalgae. If we are unsuccessful in our efforts, our lack of diversification may increase the risk of our business failing; in which event the value of your investment may diminish significantly, if not entirely.

     We need to obtain additional capital to complete the development of our technologies and to ultimately construct production facilities, and the failure to secure such additional capital will prevent us from commercializing our technology and executing our plan of operation.

     The amount of funding needed to complete the development of our technology will be very substantial and may be in excess of the amount of capital we are able to raise. In addition, we have not identified the sources for the additional financing that we will require, and we do not have commitments from any third parties to provide this financing. Our ability to obtain additional funding will be subject to a number of factors, including but not limited to the market conditions for biofuels and the results of our ongoing research and development program. These factors may make the timing, amount, terms and conditions of additional funding unattractive; and, accordingly, the required capital may not be available to us. If we are unable to obtain sufficient financing on a timely basis, the development of our technology, facilities and products could be delayed and we could be forced to limit or terminate our operations altogether. Further, any additional funding that we obtain in the form of equity will reduce the percentage ownership held by our existing security holders.

     Failure to timely obtain all necessary licenses and permits may adversely affect our operations.

     We may be unable to obtain all necessary licenses and permits required by us for the construction and operations of a biofuel production facility, on a timely basis. The failure to obtain any necessary licenses or permits, including renewals thereof or modifications thereto, could result in construction delays or could otherwise have a material adverse effect on our operations.

     We may not have sufficient legal protection of our technologies and other proprietary rights, which could result in the loss of some or all of our rights or the use of our intellectual properties by our competitors.

     Our success depends substantially on our ability to develop proprietary technologies and to keep our licenses in full force, and for our technology licensors to maintain their patents, maintain trade secrecy and not infringe the proprietary rights of third parties. We cannot be sure that the patents of others will not have an adverse effect on our ability to conduct our business. We have relied substantially on the patent legal work that was performed for our licensors with respect to these patents, and have not independently verified the validity or any other aspect of the patents or patent applications covering our technology and anticipated products with our own patent counsel. Further, we cannot be sure that others will not independently develop similar or superior technologies, duplicate elements of our technologies or design around them. Even if we are able to obtain or license patent protection for our process or products, there is no guarantee that the coverage of these patents will be sufficiently broad to protect us from competitors or that we will be able to enforce our patents against potential infringers. Patent litigation is expensive, and we may not be able to afford the costs. Third parties could also assert that our process or products infringe patents or other proprietary rights held by them.

     It is possible that we may need to acquire other licenses to, or to contest the validity of, issued or pending patents or claims of third parties. We cannot be sure that any license would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in bringing patent infringement suits against other parties based on our licensed patents.

     We also rely on trade secrets, proprietary know-how and technology that we will seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot be sure that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We have yet to complete an infringement analysis and, even if such an analysis were available at the current time, it is virtually impossible for us to be certain that no infringement exists, particularly in our case where our products have not yet been fully developed. We could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s intellectual property rights as well as in enforcing our rights against others, and if we are found to infringe, the manufacture, sale and use of our or our customers’ or partners’ products could be enjoined and we may have to pay money damages, a “reasonable royalty” and lost profits. Any claims against us, with or without merit, would likely be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented. Furthermore, the parties bringing claims may have greater resources than we do.

     Our revenues will be dependent upon acceptance of our products by the market, the failure of which would cause us to curtail or cease operations.

     We believe that virtually all of our revenues will come from the sale or license of our technology or products. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our products. There can be no assurance that businesses and customers will adopt our technology and products or agree to pay for or license our products. In the event that we are not able to significantly increase the number of customers that purchase or license our products, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

     Because we anticipate that we will need to increase the size of our organization, we may experience difficulties in managing growth.

     We are a small company with 1 full-time employee as of March 31, 2009. If our research and development efforts prove successful, we expect to experience a period of significant expansion in order to exploit the potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

Risks Related to the Industry in Which We Operate

     Costs of compliance may increase with changing environmental and operational safety regulations.

     As we pursue the commercialization of our technology, we will become subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impact to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

     Furthermore, upon implementing our plan, we may become liable for the investigation and cleanup of environmental contamination at any property that we would own or operate and at off-site locations where we may arrange for the disposal of hazardous substances, if any. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act, often referred to as “Superfund”), or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts for investigation, cleanup, defending claims or other costs.

     In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws, or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at production facilities. Present and future environmental laws and regulations applicable to processing and production of biofuels, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on the results of our contemplated operations and financial position.

     The hazards and risks associated with processing, producing and transporting biofuels (such as fires, natural disasters, explosions, and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we intend to maintain insurance coverage against some, but not all, potential losses. We could, however, sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the results of our contemplated operations and financial position.

     Competition due to advances in alternative fuels may lessen the demand for biofuel and negatively impact our profitability.

     Alternative fuels, gasoline oxygenates, ethanol and biofuel production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean-burning gaseous fuels that, like biofuel, may address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Additionally, there is significant research and development being undertaken regarding the production of electricity from wind, solar and tidal energy systems, among other potential sources of renewable energy. If these alternative fuels continue to expand and gain broad acceptance, we may not be able to compete effectively. This additional competition could reduce or eliminate the demand for biofuel, which would adversely affect our business, results of operations and financial condition.

     Adverse public opinions concerning the biofuel industry in general could harm our business.

     The biofuel industry is new, and commercial public acceptance of biofuel is uncertain, especially in the United States. Public acceptance of biofuel as a reliable, high-quality alternative to petroleum diesel may be limited or slower than anticipated. Any negative public perceptions or concerns about biofuels, whether substantiated or not, may adversely affect the demand for our biofuel, which in turn could decrease our sales, harm our business and adversely affect our financial condition.

     The renewable energy marketplace is highly competitive and we may be unable to successfully compete.

     We compete in the market for renewable energy products and services which is intensely competitive. Evolving industry standards, rapid price changes and product obsolescence also impact the market. Our competitors include many domestic and foreign companies, most of which have substantially greater financial, marketing, personnel and other resources than we do. Our current competitors or new market entrants could introduce new or enhanced technologies, products or services with features that render our technologies, products or services obsolete or less marketable. Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. Even if our technology currently proves to be commercially feasible, there is extensive research and development being conducted in biofuels production and other alternative energy sources that may render our technologies and protocols obsolete or otherwise non-competitive. Technological developments in any of a large number of competing processes and technologies could make our technology obsolete and we have little ability to manage that risk. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace. As a small company with limited experience in the alternative energy sector, we will be at a competitive disadvantage to most of our competitors, which include larger, established companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us.

     There can be no assurance that new products or technologies, presently unknown to management, will not, at any time in the future and without warning, render our technology less competitive or even obsolete. Technology advances claimed by current or new competitors may ultimately prove to make our systems obsolete. Major companies, academic and research institutions, or others, for example, could develop new fuels or new devices which could be installed at the original equipment manufacturer level and which could potentially render our systems obsolete. Moreover, our technology could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company may be the license holder of certain United States patents respecting its proprietary system, we may not have the financial resources to successfully defend such patent, were it to become necessary, by bringing patent infringement suits against parties that have substantially greater resources than those available to us.

     In addition, competitors may develop technology and systems that can be sold and installed at a lower per unit cost. There can be no assurance that we will have the capital resources available to undertake the research which may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

     The volatility in the pricing of renewable energy may cause our potential profitability to fluctuate significantly and thereby adversely affect our success.

     The market price of renewable energy fuels is volatile and subject to significant fluctuations, which may cause our profitability to fluctuate significantly. The market price of renewable energy fuels is dependent on many factors, including the price of gasoline, which is in-turn dependent on the price of crude oil. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, and Saudi Arabia, countries comprising the former U.S.S.R., Venezuela, and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline. Unprofitable prices for the sale of renewable energy fuels may result from the significant fluctuations in market prices. In recent years, the price of crude oil, gasoline and renewable energy fuels have all reached historically unprecedented high levels. If the prices of gasoline and petroleum decline, we believe that the demand for and price of renewable energy fuels may be adversely affected. Fluctuations in the market price of renewable energy fuels may cause our profitability to fluctuate significantly.

     We believe that the production of renewable energy fuels is expanding rapidly, especially in the United States. There are a number of new plants under construction and planned for construction. We expect existing renewable energy fuel plants to expand by increasing production capacity and actual production. Increases in the demand for renewable energy fuels may not be commensurate with increasing supplies of renewable energy fuels. Thus, increased production of renewable energy fuels may lead to lower renewable energy fuel prices. The increased production of renewable energy fuels could also have other adverse effects. For example, increased renewable energy fuels production could lead to increased supplies of co-products from the production of renewable energy fuels. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of renewable energy fuels could result in increased demand for renewable energy fuel supplies. This could result in higher prices for such supplies and cause higher renewable energy fuels production costs and will result in lower profits. We cannot predict the future price of renewable energy fuels. Any material decline in the price of renewable energy fuels will adversely affect our sales and profitability.

     Our future is dependent, to a large degree, on technological developments in our field; if we are unable to stay current with these advancements our business may not be viable in the future, which would result in the failure of our company.

     The market for our products and technologies is generally characterized by research resulting in advancement which is competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the marketing and sale of biofuels, or in the alternative, our technology, will depend significantly upon the quality of such fuels and the continued timely introduction of new and enhanced products and technologies at competitive prices.

     In particular, our future success is heavily dependent upon transportation fuel and energy systems. There can be no assurance that future developments within this market will be beneficial to our business or that customers will respond effectively to technological changes or new products and services within the marketplace in which we plan to operate.

Risks Relating to the Offering and Ownership of Our Securities

     The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the OTCBB, which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

     The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

     When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

     Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

     The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

     The trading price of our common stock historically has been volatile and may not reflect its value.

     The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. From March 30, 2008 through March 31, 2009 our stock has traded at a low of $0.11

(March 25, 2009) and a high of $2.26 (May 28, 2008). The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

     1420525 Alberta Ltd., a private corporation solely owned by Mr. Harmel Rayat, our former chief financial officer, director and controlling shareholder, owns approximately 39% of our issued and outstanding stock. This ownership interest may preclude you from influencing significant corporate decisions.

     Upon completion of the offering (without giving effect to the exercise of the Series B Warrants), 1420525 Alberta Ltd., a private corporation the sole shareholder of which is Harmel S. Rayat, our former chief financial officer, director and controlling shareholder, will own in the aggregate, 16,379,167 shares or approximately 39% of our outstanding common stock. As a result, Mr. Rayat may be able to exercise a controlling influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat’s interests may at times be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to shareholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

     We may compete for the time and efforts of our officers and directors.

     Certain of our officers and directors are also officers, directors, and employees of other companies; except for Mr. Bell, none of our officers and directors anticipate devoting more than approximately five (5%) percent of their time to our matters. Except for Mr. Bell, we currently have no employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us.

     Our proposed businesses raise potential conflicts of interests between certain of our officers and directors and us.

     Certain of our directors are or may become directors and employees of other technology companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation by us and such other companies. In addition, directors may present potential prospects to such other companies rather than presenting the opportunities to us or be affiliated with companies developing technologies which may compete with our technologies. We have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

     We have a large number of restricted shares outstanding, a portion of which may be sold under rule 144 which may reduce the market price of our shares.

     Of the 42,249,166 shares of our common stock issued and outstanding as of March 31, 2009, a total of 29,179,166 shares (inclusive of the 16,379,167 shares beneficially owned by 1420525 Alberta Ltd.) are deemed "restricted securities," within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

     In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations set forth in Rule 144. This provision may apply as early as October 18, 2008 with respect to the shares issued in connection with the Private Placement, assuming that at such time the relevant criteria of Rule 144 is satisfied by both the selling shareholders owning the restricted shares and ourselves.

     Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by 1420525 Alberta Ltd.). Accordingly, assuming all of the conditions of Rule 144 is satisfied by both 1420525 Alberta Ltd.) and us at the time of any proposed sale, 1420525 Alberta Ltd. may sell, approximately every three months pursuant to Rule 144, a number of shares equal to 1% of our then issued and outstanding shares of our common stock

     The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

      There are options and warrants to purchase shares of our common stock currently outstanding.

     As of March 31, 2009, we have granted options and warrants outstanding to purchase an aggregate of respectively, 8,050,000 and 2,883,334 shares of our common stock to various persons and entities. The exercise prices on these options and warrants are as follows: 7,950,000 stock options at $0.13 per share, 50,000 stock options at $0.83 per share, 50,000 stock options at $0.40 per share, and 2,883,334 Series B Warrants at $0.60 per share. If issued, the shares underlying these options and warrants would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

     We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

     Our articles of incorporation authorize the Board of Directors to issue up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

     We may issue preferred stock which may have greater rights than our common stock.

     We are permitted in our charter to issue up to 1,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

     Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

     Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

     The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the “OTCBB.”

     There is only a limited trading market for our shares on the OTCBB. The OTCBB is not an exchange. Trading of securities on the OTCBB is often more sporadic than the trading of securities listed on an exchange or NASDAQ. You may have difficulty reselling any of the shares that you purchase from the selling stockholders. We are not certain that a more active trading market in our common stock will develop, or if such a market develops, that it will be sustained. Sales of a significant number of shares of our common stock in the public market could result in a decline in the market price of our common stock, particularly in light of the illiquidity and low trading volume in our common stock.

     Our common stock is a "penny stock," and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

     Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

     We do not intend to pay dividends for the foreseeable future.

     We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this prospectus.

     FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

     In addition to the “penny stock” rules described below, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “ may ,” “ will ,” “ should ,” “ expect ,” “ anticipate ,” “ estimate ,” “ believe ,” “ intend ,” or “ project ” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

     Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Business and Properties,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

     Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

     You should review carefully the section entitled "Risk Factors" beginning on page 7 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

RECENT FINANCING

     On April 17, 2008, we consummated the sale of an aggregate of 4,000,000 shares of our common stock and Series B Warrants to purchase up to an additional 4,000,000 shares of our common stock at a per share purchase price of $0.60 for an aggregate purchase price of $2,400,000 pursuant to the terms of a Subscription Agreement effective as of April 17, 2008 with the Investors who are signatories to the Subscription Agreement; the Investors are institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. In connection with the Private Placement we paid a commission consisting of 100,000 shares of our common stock and 100,000 Series B Warrants.

     The securities that were issued to the Investors in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. In connection with the Subscriptions Agreement we entered into a Registration Rights Agreement dated April 17, 2008 with the Investors. Pursuant to the terms of the Registration Rights Agreement, we have agreed to register the resale of the Private Placement Shares and the Warrant Shares on a registration statement to be filed by us with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. We have agreed to use our commercially reasonable efforts to file the registration statement with the SEC within 60 days after April 17, 2008, to cause such registration statement to be declared effective by the SEC within the earlier of 90 days after April 17, 2008 (or, in the event, of a review by the SEC, 150 days after April 17, 2008) or the 5th business day following the date on which we are notified by the SEC that the SEC will not review the registration statement or that the SEC has no further comments on the registration statement and to cause such registration statement to remain effective for the required registration period.

     The Registration Rights Agreement does not provide for any penalties in the event we are not able to meet the aforesaid target dates.

     The 4,000,000 shares issued in the Private Placement, the 1,216,666 issued upon exercise of the Series B Warrants, the 2,883,334 shares issuable upon exercise, if any, of the outstanding Series B Warrants, as well as the 583,333 shares purchased by certain of the Selling Stockholders, are collectively the subject of the registration statement of which this prospectus is part. We have not included the Commission Shares in the registration statement of which this prospectus is part.

     The Series B Warrants are exercisable for a period of two years at an initial exercise price of $0.60 per share beginning on April 17, 2008. The number of shares issuable upon exercise of the Series B Warrants and the exercise price of the Series B Warrants are adjustable in the event of stock splits, combinations and reclassifications, but not in the event of the issuance by us of additional securities, unless such issuance is at a price per share which is less than the then applicable exercise price of the warrants, in which event then the exercise price shall be reduced and only reduced to equal lower issuance price and the number of shares issuable upon exercise thereof shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

     Pursuant to the Subscription Agreement and the Registration Rights Agreement, we and the Investor have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature. In the event that during the twelve month period following the Closing Date, International Energy issues shares at a price per share which is less than $0.60 (“ Base Share Price” ), then International Energy is required to issue to the investors the number of shares equal to (1) the quotient of the aggregate purchase price payable under the Securities Purchase Agreement divided by Base Share Price less (2) the quotient of the aggregate purchase price divided by the per share purchase price under the Securities Purchase Agreement.

     In connection with the Private Placement, we paid a commission of 100,000 units, each consisting of one share (the “Commission Shares”) of our common stock and one Series B Warrant to one registered broker dealer. We are not registering the Commission Shares for resale.

USE OF PROCEEDS

     This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This prospectus also relates to shares of our common stock to be issued to persons who exercise the Series B Warrants. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise of any Series B Warrants and we will use any such proceeds for working capital purposes.

DETERMINATION OF OFFERING PRICE

     The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. Please refer to “Plan of Distribution.”

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information-the OTCBB

     Our common stock is quoted on the OTC Bulletin Board(R) (OTCBB) under the symbol “IENI.” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. The OTCBB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock Market SM.

     As of March 31, 2009, there were 42,249,166 shares of our common stock outstanding and held by 57 stockholders of record. As of March 31, 2009, we had 2,883,334 shares of common stock reserved for issuance upon exercise of outstanding Series B Warrants and 8,050,000 shares of common stock reserved for issuance upon exercise of outstanding stock options. We have no shares of preferred stock issued and outstanding.

     Currently, there is only a limited public market for our stock on the OTCBB. You should also note that the OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock. Accordingly, investors may find that the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

     The following table sets forth the range of high and low closing bid quotations for our common stock during our most recent two fiscal years. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

FISCAL YEAR ENDING MARCH 31, 2009	HIGH	LOW
January 1, 2009 to March 31, 2009	$0.30	0.11
October 1, 2008 to December 31, 2008	$1.01	0.15
July 1 to September 30, 2008	$2.08	$0.55
April 1 to June 30, 2008	$2.30	$0.75

FISCAL YEAR ENDED MARCH 31, 2008	HIGH	LOW
January 1 to March 31, 2008	$1.55	$0.35
October 1 to December 31, 2007	$2.35	$0.75
July 1 to September 30, 2007	$2.00	$0.55
April 1 to June 30, 2007	$0.73	$0.45

FISCAL YEAR ENDED MARCH 31, 2007	HIGH	LOW
January 1 to March 31, 2007	$0.51	$0.51
October 1 to December 31, 2006	$0.75	$0.35
July 1 to September 30, 2006	$0.50	$0.35
April 1 to June 30, 2006	$0.65	$0.35

      At April 2, 2009, the closing price of our common stock was $0.<> per share.

Dividends

     We have not paid any dividends on our common stock and our board of directors presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the board of directors in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

  We would not be able to pay our debts as they become due in the usual course of business; or
  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

     Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Securities Authorized for Issuance under Equity Compensation Plans

     On September 30, 2002, the stockholders of the Company approved its 2002 Incentive Stock Plan (the “2002 Plan”), which has 20,000,000 shares reserved for issuance thereunder, all of which were registered under Form S-8 on August 24, 2005. The 2002 Plan provides shares available for options granted to employees, directors and others. The options granted to employees under the Company’s 2002 Plan generally vest over one to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

      A summary of the Company’s stock option activity and related information follows:

		Weighted	Weighted average
	Number of	average	remaining contractual	Aggregate
	options	exercise price	terms	intrinsic value

Outstanding at March 31, 2008	7,950,000	0.13
Granted	150,000	0.69
Outstanding at December 31, 2008	8,100,000	0.14	6.50 years	$318,000

Exercisable at December 31, 2008	7,950,000	$0.13	6.44 years	$318,000

Available for grant at December 31, 2008	11,850,000

     The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period end and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. The intrinsic value will change as a result of changes in the fair market value of the Company’s stock.

     At December 31, 2008, the Company had unvested stock options to purchase 150,000 shares of the Company’s common stock at a weighted average fair value per share of $0.61.

     During the three and nine months ended December 31, 2008, stock-based compensation expense of $9,476 and $10,884 was recognized for options previously granted and vesting over time. No stock-based compensation expense was recognized during the three and nine months ended December 31, 2007.. As of December 31, 2008, the Company had $81,116 of total unrecognized compensation expense related to unvested stock options which is expected to be recognized over a period of five years.

The options outstanding and exercisable as of December 31, 2008 can be summarized as follows:

		Options Outstanding			Options Exercisable
				Weighted			Weighted
			Weighted	Average		Weighted	Average
Range of			Average	Remaining		Average	Remaining
Exercise		Number	Exercise	Contractual	Number	Exercise	Contractual
Prices		Outstanding	Price	Life (Years)	Exercisable	Price	Life (Years)

	$0.13	7,950,000	$0.13	6.44	7,950,000	$0.13	6.44
	0.40	50,000	$0.40	9.79	-	-	-
	0.83	100,000	0.83	9.70	-	-	-
	0.13 -
$ $	0.83	8,100,000	$0.14	6.50	7,950,000	$0.13	6.4

Transfer Agent

     The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251.

Penny Stock

     The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

     These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

Rule 144

     Of the 42,249,166 shares of our common stock issued and outstanding as of March 31, 2009, at total of 29,179,166 shares (inclusive of the 16,379,167 shares beneficially owned by 1420525 Alberta Ltd.) are deemed "restricted securities" within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

     In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above. This provision became applicable (assuming that at such time the relevant criteria of Rule 144 was, and continues to be, satisfied by both the shareholders owning the restricted shares and ourselves) to the 4,000,000 shares (inclusive of the Commission Shares) issued in connection with the Private Placement, on October 18, 2008,

     Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by 1420525 Alberta Ltd. Accordingly, assuming all of the conditions of Rule 144 is satisfied by both 1420525 Alberta Ltd. and us at the time of any proposed sale, 1420525 Alberta Ltd. may sell, approximately every three months pursuant to Rule 144, a number of shares equal to 1% of our then issued and outstanding shares of our common stock.

     The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

     MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     We are a development stage company currently engaged in an effort to develop processes and technologies permitting the commercially viable extraction of “biofuels” from algae. Please refer to “Description of Our Business and Properties.”

     We were incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.,” with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.01 per share.

     Our initial business operations focused on the establishment of an online used car exchange. We were not successful in our efforts and ceased providing online automotive information; on June 20, 2005, we amended our Articles of Incorporation to effect a change of name to “International Energy, Inc.,” to reflect our entry into the energy industry; initially, through IEC., our wholly owned subsidiary, we commenced operations as an oil and gas exploration company while winding down our online automotive services.

     Although we acquired interests in various land leases, we were unable to timely implement our exploration program as a result of the unavailability of adequate drilling equipment and qualified personnel. Consequently, our property interests lapsed. In September of 2007 our Board of Directors concluded that our best interests as well as those of our shareholders would be served by remaining in the energy sector but redirecting our focus from oil and gas exploration to the acquisition, development and commercialization of alternative (renewable) energy technologies.

     In furtherance of our business, on September 17, 2007, through IEC, we entered into the Research Agreement with The Regents of the University of California. Our Research Project aims to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. These hydrocarbons are derived directly from the photosynthesis of the green microalgae. Please refer to “Description of Our Business and Properties.”

     We have yet to establish any history of profitable operations. We have incurred net losses of $ 144,209 and $277,208 for the three months ended December 31, 2008 and 2007 and $1,096,534 and $298,838for the nine months ended December 31, 2008 and 2007. As a result, at December 31, 2008, we had an accumulated deficit of $3,195,033.

     We expect that our future revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful completion of its research and development program, and the subsequent commercialization of the results or of products derived from such research and development efforts. No assurances can be given when this will occur or that we will ever be profitable.

Results of Operations

     A summary of the Company’s operating expense for the three and nine months ended December 31, 2008 and 2007 was as follows:

Three Months Ended			Nine Months Ended
December 31,		Percentage	December 31,		Percentage
2008	2007	Change	2008	2007	Change

Operating expenses
Investor relations	$ 5,700	$ 227,000	(97)%	$ 547,200	$ 227,000	141%
Director fees - related
party	15,726	2,500	529	20,926	4,700	345
Research and
development	35,480	29,835	19	105,214	29,835	253
Professional fees	39,718	5,142	672	107,142	14,719	628
Salaries and benefits	27,940	-	*	178,984	-	*
Other operating expenses	21,833	5,799	276	145,099	12,178	1,091
Total operating expenses	$ 146,397	$ 270,276	(46)%	$ 1,104,565	$ 288,432	283%

* Not meaningful

Three and Nine Months Ended December 31, 2008 and 2007

    The Company had no revenues during the three and nine months ended December 31, 2008 and 2007.

       Investor relations

     Our investor relations costs represent fees paid to publicize our technology within the investor community with the purpose of increasing company recognition and branding, and to facilitate the efforts to raise funds in equity or debt financings. The decrease in investor relations during the three months ended December 31, 2008 compared to the same period in 2007 is due to our concentration on fund raising efforts during the three months ended December 31, 2007 compared to the three months ended December 31, 2008, which required increased analyst coverage, company branding, and information distribution.

     We incurred $320,200 more in investor relations during the nine months ended December 31, 2008 compared to the same period in 2007 because we had just retained the services of an investor relations firm in November 2007 which resulted in the completion of raising proceeds of $2,400,000 under the terms of the Private Placement, which closed in April 2008.

       Director fees – related party

       Our non-employee directors receive $2,500 per quarter for their services as directors.

     The increase in director fees during the three and nine months ended December 31, 2008 compared to the same periods in the prior year is due to our appointment of three new directors during the nine months ended December 31, 2008. We granted stock options to each of these directors (see terms below). As a result, included in director fees for the three and nine months ended December 31, 2008 is $9,476 and $10,884 of stock-based compensation expense related to these options that vest over time.

     On October 15, 2008, we granted a stock option to one of its directors permitting the purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.40 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on October 15, 2009, and annually thereafter. The stock option is further subject to the terms and conditions of a stock option agreement between us and our director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The fair value of the 50,000 stock options granted was estimated at $0.36 each, for a total of $18,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: expected volatility of 128%, risk-free interest rate of 3.40%, expected life of 6.5 years, and a 0% dividend yield.

     On September 12, 2008, we granted stock options to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of common stock at an exercise price of $0.83 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 12, 2009, and annually thereafter. The stock option is further subject to the terms and conditions of a stock option agreement between each of our directors and us. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The fair value of the aggregate 100,000 stock options granted was estimated at $0.74 each, for a total of $74,000, using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 123%, risk-free interest rate of 3.32%, expected lives of 6.5 years, and a 0% dividend yield.

       Research and development

Research and development costs represent costs incurred to develop the Company’s technology incurred pursuant to its research agreement with UOC. The agreement includes salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. The Company charges all research and development expenses to operations as they are incurred except for prepayments which are capitalized and amortized over the applicable period.

Research and development expense is comprised entirely of payments made pursuant to the UOC Research Agreement. In addition to contractual obligations pursuant to the UOC Research Agreement, the Company reimbursed UOC $645 and $10,709 during the three and nine months ended December 31, 2008 for other out-of-pocket costs that are included in research and development expense.

       Professional fees

Professional fees substantially consist of accounting, audit, and legal fees.

Professional fees increased $34,576 during the three months ended December 31, 2008 compared to the same period in 2007 substantially due to an increase in legal fees incurred as a result of the Company filing a Form S-1/A on December 31, 2008.

Professional fees increased $92,423 during the nine months ended December 31, 2008 compared to the same period in 2007 substantially due to increases in legal fees of approximately $70,000 and accounting and audit fees of $21,000. The increase in legal fees is the result of the Company filing a Form S-1/A on December 31, 2008 as well as an increase in the utilization of legal counsel for preparation and review of required filings with the Securities and Exchange Commission. The increase in accounting and audit fees is primarily the result of the Company closing its administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008, terminating all of the employees in Vancouver, Canada. Due to this downsizing, as of September 1, 2008, the Company began outsourcing its accounting function to third parties resulting in an increase in accounting fees of approximately $12,000. Audit fees increased by approximately $9,000 during the nine months ended December 31, 2008 compared to the nine months ended December 31, 2007.

       Salaries and benefits

Effective June 1, 2008, the Company needed additional back-office support. As a result, the Company began paying salaries to administrative support employees in the Vancouver, Canada office. Effective August 31, 2008, the Company closed its administrative office in Vancouver, Canada, terminating all of the employees in that office. During the three and nine months ended December 31, 2008, the Company incurred none and approximately $126,000 in salary expense related to the administrative support employees in the Vancouver, Canada office.

During the three and nine months ended December 31, 2008 the Company incurred $5,823 and $26,781 in cash wages and benefits expense for services rendered by Mr. Greg O’Reilly, the former President, Chief Executive Officer, and Director of the Company. Mr. O’Reilly resigned from all executive and Board positions effective October 15, 2008. Upon Mr. O’Reilly’s resignation, the Company simultaneously appointed Mr. Charles Bell as the President, Chief Executive Officer and Director of the Company. During the three and nine months ended December 31, 2008, the Company incurred $25,482 in cash wages and benefits expense for services rendered by Mr. Bell.

On October 15, 2008, pursuant to an Employment Agreement between the Company and Mr. Bell, the Company agreed to grant a stock option to Mr. Bell within 60 days of the Employment Agreement to purchase 750,000 shares of common stock. As of December 31, 2008, the Company had not granted or executed the stock option agreement and as such did not record any stock compensation expense related to this stock option. When granted, the stock option to purchase 750,000 shares of the Company’s common stock will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. See Note 7 Stock Options to the consolidated financial statements for the vesting provisions of this stock option.

       Other operating expenses

Other operating expenses includes travel and entertainment, rent, utilities, office supplies, information technology related fees and other administrative costs.

Other operating expenses increased $16,034 during the three months ended December 31, 2008 compared to the same period in 2007 substantially due to an increase in travel and entertainment related expense of approximately $16,000 as a result of the Company transitioning its accounting and administrative functions from Vancouver, Canada to the United States.

Other operating expenses increased $132,921 during the nine months ended December 31, 2008 compared to the same period in 2007 substantially due to an increase in travel and entertainment related expense of approximately $102,000. Travel and entertainment expense incurred during the nine months ended December 31, 2008 consisted of costs incurred as a result of the Company transitioning its accounting and administrative functions from Vancouver, Canada to the United States as well as travel related activities incurred by the Vancouver, Canada back-office support staff from June 1, 2008 to August 31, 2008, at which time the Company closed its administrative office in Vancouver, Canada, terminating all of the employees in that office.

Other income (expense)

A summary of the Company’s other income (expense) for the three and nine months ended December 31, 2008 and 2007 was as follows:

	Three Months Ended			Nine Months Ended
	December 31,		Percentage	December 31,		Percentage
	2008	2007	Change	2008	2007	Change

Other income (expense)
Interest income	$ 2,188	$ 1,961	12%	$ 17,769	$ 2,337	660%
Interest expense	-	(8,813)	*	(195)	(12,812)	(98)
Loss on disposal of fixed
assets	-	-	*	(9,800)	-	*
Foreign exchange gain
(loss)	-	(80)	*	257	69	272

Total other income (expense)	$ 2,188	$ (6,932)	*%	$ 8,031	$ (10,406)	*%

* Not meaningful

       Interest income

Interest income increased $15,432 during the nine months ended December 31, 2008 compared to the same period in 2007 as a result of the higher average cash balance maintained during the nine months ended December 31, 2008 compared to 2007 as a result of the 2008 Private Placement completed by the Company in April 2008, raising net proceeds of $2,400,000.

       Interest expense

Interest expense during the three and nine months ended December 31, 2007 consists entirely of interest on interest bearing short term notes to its former President Herdev S. Rayat. On March 31, 2008, the Company repaid all outstanding notes to Mr. Rayat.

       Loss on disposal of fixed assets

The Company recorded a loss on disposal of fixed assets of $9,800 during the three months ended September 30, 2008 as a result of the removal of the cost and related accumulated depreciation from the Company’s financial statements for equipment that was either no longer in service or deemed obsolete. Substantially all of this equipment was located at the Company’s administrative office in Vancouver, British Columbia, Canada, which was closed, effective August 31, 2008.

Fiscal Year Ended March 31, 2008 versus the Fiscal Year Ended March 31, 2007

       Revenues: We did not generate any revenues in the years ended March 31, 2008 and March 31, 2007.

     General and Administrative Expenses: During the year ended March 31, 2008, our general and administrative expenses increased 76% to $385,141 in the year ended March 31, 2008, from $218,985 in the same period in 2007. This increase was primarily attributable to an increase in investor relations expenses that incurred in the fiscal year ended March 31, 2008.

     Interest Income: Interest income increased 38% to $2,893 in the year ended March 31, 2008, from $2,098 during the same period in 2007. This was the result of higher average cash balances maintained during 2008.

     Provision for Income Taxes: As of March 31, 2008, our accumulated deficit was $2,098,499, and as a result, there has been no provision for income taxes to date.

     Net Loss: Our net loss in the year ended March 31, 2008 increased 83% to $411,934, from $224,862 in the same period in 2007 due in increased investor relations expenses and research and development costs.

Fiscal Year Ended March 31, 2007 versus the Fiscal Year Ended March 31, 2006

Revenues: We did not generate any revenues in the years ended March 31, 2007 and March 31, 2006.

     General and Administrative Expenses: During the year ended March 31, 2007, we incurred $218,985 in general and administrative expenses, a decrease of 73% over year end March 31, 2006 expenses of $836,681. The decrease is primarily attributable to the options issued for services expense of $785,536 in 2006.

     Write off oil, gas and mineral leases: During the year ended March 31, 2007, we wrote off oil, gas and mineral leases of $112,000.

     Interest Income: Interest income was $2,098 and $2,581 for the years ended March 31, 2007 and 2006, respectively. Interest earned in the future will be dependent on our funding cycles and prevailing interest rates.

     Provision for Income Taxes: As of March 31, 2007, our accumulated deficit was $1,686,565, and as a result, there has been no provision for income taxes to date.

     Net Loss: For the year ended March 31, 2007, we recorded a net loss of $224,862, a decrease of 73%, compared to a net loss of $842,155 for the same period in 2006. The decrease is primarily attributable to the options issued for services expense of $785,536 in 2006.

Liquidity and Capital Resources

     For the next twelve months, through IEC, our wholly owned subsidiary, we plan to be involved in the research and development of our algae to biofuel Research Project. Due to the “start up” nature of our business, we expect to incur losses as it expands. The Company's principal source of liquidity is cash in the bank, which the Company anticipates will be sufficient to fund its operations for the next twelve months. The Company's future funding requirements will depend on numerous factors, including: the time and investment required in with respect to the Company’s research and development project, to recruit and train qualified management personnel and the Company's ability to compete against other, better capitalized corporations in similar businesses.

     At December 31, 2008, the Company had a cash balance of $1,407,476. The Company has financed its operations primarily from funds received pursuant to a private placement completed by the Company in April 2008, raising net proceeds of $2,400,000 and cash received from the exercise of warrants.

     Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Related Party Transactions

Salaries and benefits

     During the three and nine months ended December 31, 2008 the Company incurred $5,823 and $26,781 in cash wages and benefits expense for services rendered by Mr. Greg O’Reilly, the former President, Chief Executive Officer, and Director of the Company. Mr. O’Reilly resigned from all executive and Board positions effective October 15, 2008. Upon Mr. O’Reilly’s resignation, the Company simultaneously appointed Mr. Charles Bell as the President, Chief Executive Officer and Director of the Company. During the three and nine months ended December 31, 2008, the Company incurred $25,482 in cash wages and benefits expense for services rendered by Mr. Bell.

     On October 15, 2008, pursuant to an Employment Agreement between the Company and Mr. Bell, the Company agreed to grant a stock option to Mr. Bell within 60 days of the Employment Agreement to purchase 750,000 shares of common stock. As of December 31, 2008, the Company had not granted or executed the stock option agreement and as such did not record any stock compensation expense related to this stock option. When granted, the stock option to purchase 750,000 shares of the Company’s common stock will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. See Note 7 Stock Options for the vesting provisions of this stock option.

       Director Fees

     During the three and nine months ended December 31, 2008, the Company incurred $15,726 and $20,926 in non-employee director fees. Included in these amounts is $9,476 and $10,884 of stock-based compensation expense for the three and nine months ended December 31, 2008 for options previously granted and vesting over time. The increase in director fees during the three and nine months ended December 31, 2008 compared to the same periods in the prior year is due to the Company appointing three new directors during the nine months ended December 31, 2008.

       Accrued management fees

     During the nine months ended December 31, 2008, the Company repaid $162,945 accrued for management services provided by two directors in previous years.

       Rent

     Until August 31, 2008, the Company’s administrative office was located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. This premise is owned by a private corporation controlled by a former Director and majority stockholder. Rent expense for this administrative office for the nine months ended December 31, 2008 was $5,477. Rent expense for this administrative office for the nine months ended December 31, 2007 was $5,852.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Going Concern

     We have been a development stage company and since inception (November 6, 1998), have incurred net operating losses of $3,195,033. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates our continuation as a going concern, which is dependent upon our ability to establish ourselves as a profitable business.

     Due to the start-up nature of our business, we expect to incur losses as it expands. To date, our cash flow requirements have been primarily met by debt and equity financings and proceeds received from the exercise of warrants. We believe that we currently have sufficient working capital to meet our capital and administrative cost requirements for at least the next twelve months. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may have to cease operations.

     Management is devoting substantially all of its present efforts in establishing us in the alternative renewable energy business. To meet our objectives, we plan to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations, but there is no assurance that such additional funds will be available for us to finance its operations on acceptable terms, if at all. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of our operations.

     In view of these conditions, our ability to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on our ability to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which will be necessary should we be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Recently Issued Accounting Standards

     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair-value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. FAS 157-1 (FSP 157-1), which excludes SFAS No. 13, “Accounting for Leases” and certain other accounting pronouncements that address fair value measurements under SFAS 13, from the scope of SFAS 157. In February 2008, the FASB issued FASB Staff Position No. 157-2 (FSP 157-2), which provides a one-year delayed application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are required to adopt SFAS 157 as amended by FSP 157-1 and FSP 157-2 on April 1, 2009, the beginning of its fiscal year 2010. We do not expect the application of SFAS No. 157 to have a material effect on our consolidated financial statements.

     In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP 157-3 is effective immediately. The adoption of FSP 157-3 is not expected to have a material effect on the Company’s consolidated financial statements.

     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment to FASB No. 115” (SFAS 159). Under SFAS 159, entities may elect to measure specified financial instruments and warranty and insurance contracts at fair value on a contract-by-contract basis, with changes in fair value recognized in earnings each reporting period. The election, called the fair value option, will enable entities to achieve an offset accounting effect for changes in fair value of certain related assets and liabilities without having to apply more complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We did not elect the fair value option for any of its existing financial assets or financial liabilities; therefore, this statement did not have a material impact on our consolidated financial statements.

     In June 2008, the FASB issued Staff Position EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-06-1). FSP EITF 03-06-1 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method in SFAS No. 128, “Earnings per Share.” FSP EITF 03-06-1 did not have any impact on our consolidated financial statements.

     In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities,” (EITF 07-3) which is effective for new contracts entered into for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. We adopted EITF 07-3 on April 1, 2008, the beginning of its fiscal year 2009. The adoption of EITF 07-3 did not have a material impact on our consolidated financial statements.

     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We must adopt SFAS 160 on April 1, 2009, the beginning of its fiscal year 2010. We do not expect the application of SFAS No. 160 to have a material effect on our consolidated financial statements.

     In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (SFAS 141R), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. We must adopt SFAS 141R on April 1, 2009, the beginning of its fiscal year 2010. We do not expect the application of SFAS 141R to have a material effect on our consolidated financial statements.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

     You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

     We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Overview

     We are a development stage company currently engaged in an effort to develop processes and technologies permitting the commercially viable extraction of extract of “biofuels” from algae. On September 17, 2007, through our wholly owned subsidiary, International Energy Corp., we commenced the development and acquisition of biofuel technologies by entering into a Research Agreement with The Regents of the University of California in the area of algal biochemistry and photosynthesis. Our Research Project aims to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. These hydrocarbons are derived directly from the photosynthesis of the green microalgae.

     Biofuel can be solid, liquid, or gas fuels consisting of, or derived from biomass. Biomass is any organic material stored in the tissues of living plants and animals. It is a renewable energy source based on the carbon cycle, unlike other natural resources such as petroleum, coal, and nuclear fuels. These fuels are generally in the form of alcohols, esters, ethers, and other chemicals produced from biomass.

     Algae fuel is a biofuel derived from algae. In contrast to food crops or cellulosic materials, certain algae produce and accumulate oil naturally and can, in the process, clean up waste by absorbing and utilizing nitrogen oxides and carbon dioxide, aiding in carbon sequestration and the mitigation of climate change.

     As a result of current high oil prices, depleting fossil oil reserves and growing concerns about increased levels of atmospheric carbon dioxide, algae has emerged as a promising source for biofuel production. Because of its unique and natural ability to produce oil, algae is considered a favorable feedstock for next-generation biofuels, which can be processed and refined into transportation fuels using currently available technology.

Algae have recently emerged as a promising source for biofuel production as a result of:

  high oil prices;
  depleting fossil oil reserves;
  growing concerns about increased levels of atmospheric carbon dioxide; and
  a growing concern over the use of potential food supplies as a source of biomass.

     Currently, a number of companies and private institutions are conducting research in an effort to use microalgae as an energy source, with applications for biofuel, ethanol, methanol, methane and hydrogen.

     Employing a proprietary microalgae, we are seeking to develop advanced biotechnology protocols for enhanced growth and biofuel productivity based entirely on the photosynthesis of algae, which have the unique capability of taking a waste (zero-energy) form of carbon (CO 2 ) and converting it into a high-density liquid form of energy (natural bio-oil). We are also working to develop a novel technology to enable the continuous extraction of bio-oil from microalgae, which will allow microalgae to be processed for bio-oil separation and harvesting while preserving the viability and vitality of the cells that produce them. Microalgae, stripped of their bio-oils, can then be returned to their growth medium for further growth and hydrocarbon accumulation. This novel approach is expected to minimize biomass generation time while enhancing yields of hydrocarbon production.

     Our technology seeks to convert water (H2O) and carbon dioxide (CO2) into useful long-chain liquid hydrocarbons from the photosynthesis of proprietary unicellular microalgae, which offer advantages in the production, storage and utilization of renewable biofuels, as they can be harvested easily, stored in liquid form and do not require special containment systems.

     Once we have succeeded in the development of our protocols, we anticipate the building of the necessary production facilities to house the bioreactor required to mass produce, market and sell our biofuels. Alternatively, depending upon then market conditions, we may elect to out-license, joint-venture, or sell our microalgae biofuel technology.

Our Agreement with the Regents of the University of California

     On September 17, 2007, International Energy, Inc., through its wholly owned subsidiary, International Energy Corp., entered into a Research Agreement with The Regents of the University of California (“RUC”) in the area of algal biochemistry and photosynthesis. The Research Agreement expires on September 16, 2009 unless extended by mutual agreement or unless earlier terminated.

     We have agreed to pay RUC an aggregate of $238,680 in support of the research, payable quarterly. The Principal Investigator (“PI”) responsible for oversight of our sponsored research will furnish us with ongoing research reports documenting activity, developments, and discoveries made in the course of our sponsored research at RUC, and further furnish us with an Invention Disclosure Report if any discoveries should merit the pursuit of a patent filing.

     Within 90 days of receiving an Invention Disclosure Report, we will advise RUC in writing whether we wish a patent application to be made with respect to such invention. If we so elect, RUC will prepare, file and prosecute such application in RUC’s name and in countries designated by us. We will reimburse RUC for reasonable expenses it has incurred and will pay expenses incurred in the future in so filing and prosecuting such applications, including attorneys' fees, taxes, annuities, issue fees, working fees, maintenance fees and renewal charges.

     Subject to any limitations imposed by law or by the terms of a government grant, we will be entitled to negotiate a license in good faith from RUC, at commercially reasonable royalty rates, license fees and other material terms and conditions to be negotiated in good faith by the parties, and with due consideration for the relative contributions of RUC and us required to commercialize related products, for any invention or research information. RUC is free to enter into a licensing agreement for any invention or research information with any other person if we do not give notice of commencement to negotiate a license with respect to any invention or research information within 90 days after receipt of an Invention Disclosure Report or Research Information Report or if the parties are unable to reach agreement on the terms of the license agreement within 180 days after receipt of an Invention Disclosure Report or Research Information Report.

Sales and Marketing

     Ultimately, we plan to market products, if any, developed from the Research Project through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization. Please refer to “Risk Factors.”

Competition

     Competition in the biofuels industry is growing. We are aware of a number of similar products both existing or under development. Such technologies include, but are not necessarily limited to, corn, soybeans, safflower, sunflower, rapeseed, palm oil, sorghum, cassava cellulosic materials and sugar cane, as well biofuels derived from competing algal biofuel technologies. Given the benefit of time, investment, and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than products we develop, if any.

     We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies obsolete. The description of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies, which include, but may not be limited to:

  Chevron Corporation – has research alliances with Texas A&M University, the Colorado Center for Biorefining and Biofuel, University of California, Davis and the Georgia Institute of Technology, all focused on various aspects of cellulosic biofuel production and conversion.
  PetroSun Inc. – was scheduled to begin operating The Rio Hondo, Texas algae farm in Spring 2008, and has allocated 20 acres to researching and developing an algal JP8 jet fuel.
  Pacific BioDiesel Technologies- has experience with constructing and operating biodiesel plants, as well as producing and marketing fuels. The company is engaged in biodiesel fuel services research and development for the production of American Society for Testing and Materials-quality biodiesel from multiple feedstocks.
  Royal Dutch Shell PLC – has engaged in a joint venture to develop biofuels with HR Biopetroleum using algae in an effort to develop sustainable fuel. The newly formed joint venture company, Cellana, is constructing a demonstration facility on the Kona coast of Hawaii Island.
  Solix Biofuels – is pursuing a closed algae growth system for the production of biofuel and has already developed early first and second generation prototypes.

These companies may have numerous competitive advantages when compared to us, including:

  significantly greater name recognition;
  established distribution networks;
  more advanced technologies and product development;
  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
  greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and
  greater financial and human resources for product development, sales and marketing, and patent litigation

     Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than products, if any, we may derive from our research and development efforts or that would render any such products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our "brand" name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

     Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop products derived from our biofuel technology, complete requisite testing for safety and commercial product launch, and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales. Please refer to "Risk Factors."

Regulatory Matters

     National, state, and local governmental policies have, and will continue to play a critical role in further development of the renewable fuels industry. We will become subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

     Furthermore, upon implementing our plan, we may become liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where it may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts for investigation, cleanup, or other costs.

     In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws, or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at production facilities. Present and future environmental laws and regulations applicable to processing and production of biofuels, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on the results of our contemplated operations and financial position.

     The hazards and risks associated with processing, producing and transporting biofuels (such as fires, natural disasters, explosions, and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we intend to maintain insurance coverage against some, but not all, potential losses. We could, however, sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the results of our contemplated operations and financial position.

Employees

     We currently have 1 full-time employee. All of our research and development activities are provided on our behalf by scientists and others employed by academic institutions with which we have agreements or by third party providers.

Property

     On August 1, 2008, we entered into a one year operating lease agreement with a non-affiliate for our corporate office, located at 1200 G Street, NW, Suite 800, Washington, District of Columbia 20005. The monthly rent is $1,100.

     Our algae biofuels research is conducted in approximately 1,800 square feet of laboratory facilities and 1,200 square feet of laboratory common-use space (471 Koshland Hall, MC-3102, Berkeley, CA 94720) provided by the Regents of the University of California under our sponsored research agreement, at no cost to us. We believe that our office and the laboratory facilities are sufficient and adequate for our purposes given our present staff and research objectives.

Legal Proceedings

     We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incur in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our financial position, results of operations or cash flow at this time. Furthermore, we do not believe that there are any proceedings to which any of our directors, officers, or affiliates, any owner of record of the beneficially or more than five percent of our common stock, or any associate of any such director, officer, affiliate, or security holder is a party adverse or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

     The following table sets forth the names and ages of all of our current directors and executive officers. We have a Board of Directors comprised of four members. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors. Each director holds office until a successor is duly elected or appointed. Officers are elected annually by the Board of Directors and serve at the discretion of the board.

     Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

     As of the date of this prospectus, the members of our Board of Directors and our executive officers were as follows:

Name(1)	Age	Position	Held Position Since
		President and Chief Executive Officer,, Interim
Charles Bell	40	Chief Financial Officer, and Director,	October 15, 2008
Derek J. Cooper (1)	31	Director	January 21, 2005
Joanne Stephenson	50	Director	September 12, 2008
Jatinder S. Bhogal	41	Director	October 10, 2008

(1) Mr. Cooper resigned as our President and Chief Executive Officer on August 1, 2008; he continues to serve as one of our directors. Please refer to “Recent Management Changes” below.

Biographical Information

Charles Bell

     President, Chief Executive Officer, Chief Financial Officer and Director. In 2002, Mr. Bell joined Houston, Texas based Allied Home Mortgage Capital Corporation, one of the largest privately held U.S. mortgage banker, lending over $15 billion and processing up to 12,000 loans monthly in 50 states since 1991. As a Branch Owner/Manager, he built the company's Maryland operations, managing multiple offices across the state. In 2005, Mr. Bell joined Transcontinental Lending Group, Inc. as Regional Manager, where he was appointed to lead the company's expansion into the Mid Atlantic Region. Mr. Bell's experience includes working in concert with private investors and government regulators from HUD, FHA and various state compliance and regulatory authorities. During the course of his career, Mr. Bell has worked with major multinational corporations and international investment banks to develop and launch numerous financial products.

Derek J. Cooper

     Director. Mr. Cooper earned his Bachelor of Science degree in Physics in 2001 and his Bachelor of Applied Science in Geological Engineering in 2005, both at the University of British Columbia. From January 2003 through September 2003, Mr. Derek Cooper joined Syncrude Canada Ltd., the world's largest producer of crude oil from oil sands. While completing his Applied Sciences degree, from June 2004 thru September 2004, Mr. Cooper undertook and completed a near-term engineering-exploration contract with Stealth Minerals Ltd. From 2005 to March 2008, Mr. Cooper worked at Elk Valley Coal, the world's second largest producer of metallurgical coal, as a Planning Engineer. In April 2008, Mr. Cooper joined TransAlta Utilities, as an Intermediate Engineer in the Fuel Supply Group where he performs life-of-mine planning, costing, and capital equipment selection as well as scoping/feasibility projects. Mr. Cooper joined the Company as Director on January 21, 2005. Mr. Cooper also serves as a director and officer of Entheos Technologies, Inc.

Joanne Stephenson

     Director. Ms. Stephenson earned a Bachelor of Science degree from the University of British Columbia in 1980 and also earned a Masters in Business Administration from Athabasca University in 2003. From 1998 to 2006 Ms. Stephenson was Vice President of Business Development and Sales and Marketing at Response BioMedical Corp. From January 2007 to July 2008, Ms. Stephenson was Head of Strategic Marketing at Innovative Biosensors, Inc.; and, from July 2008 to present, Ms. Stephenson is serving as Vice-President of Corporate Business Development and as Vice-President of Clinical Diagnostics. Ms. Stephenson joined the Company as a Director.

Jatinder S. Bhogal

     Director. Since December 1993, Mr. Bhogal has worked as a business consultant to emerging growth companies. For nearly 15 years, Mr. Bhogal has provided early business development guidance and consulting to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions. Mr. Bhogal also serves as a director of HepaLife Technologies, Inc.

and New Energy Technologies, Inc.

Recent Management Changes

We have recently experienced a change in our management and Board of Directors.

     As noted above, on August 1, 2008, Mr. Cooper, currently one of our directors, resigned as our President and Chief Executive Officer; on that date, Mr. Gregory O’Reilly was appointed to serve as our President and Chief Executive Officer. Mr. O’Reilly was also appointed a director by our Board of Directors. We entered into an employment agreement dated July 29, 2008 with Mr. O’Reilly.

     Mr. O’Reilly resigned his positions with us, for health related reasons, on October 15, 2008; effective as of that date, we entered into an agreement with Mr. O’Reilly terminating his employment agreement with us and the options granted to Mr. O’Reilly pursuant to the employment agreement.

     Mr. Harmel S. Rayat resigned his positions as one of our directors and officers on September 12, 2008. Mr. Rayat continues to be one of our shareholders. Please refer to “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

     On September 12, 2008 Ms. Joanne Stephenson was appointed a director and Mr. Frank J. Fabio was appointed our Chief Financial Officer and Secretary. Mr. Fabio subsequently resigned on January 9, 2009.

On October 10, 2008 Mr. Jatinder S. Bhogal was appointed a director.

Compensation of Directors

     Our Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

  Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required on behalf of a company of the size and scope of International Energy, Inc.;
  Compensation should align the directors’ interests with the long-term interests of stockholders; and
  Compensation should assist with attracting and retaining qualified directors.
  Non-employee directors receive $2,500 per quarter for their services as directors.

     On October 15, 2008, we granted a stock option to one of our directors permitting the purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.40 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on October 15, 2009, and annually thereafter. The stock option is further subject to the terms and conditions of a stock option agreement between us and the director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The fair value of the 50,000 stock options granted was estimated at $0.36 each, for a total of $18,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: expected volatility of 128%, risk-free interest rate of 3.40%, expected life of 6.5 years, and a 0% dividend yield.

     September 12, 2008, we granted stock options to purchase a total of 100,000 shares of common stock to two of our directors as compensation for services to be rendered as a director. Each of the two 50,000 stock options (total 100,000 stock options) have an exercise price of $0.83, the closing price of the Company’s common stock on

September 12, 2008. Each option vests in five equal annual installments of 10,000 options commencing on September 12, 2009, and annually thereafter. Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the board member ceases to be a director. The fair value of the aggregate 100,000 stock options granted was estimated at $0.74 each, for a total of $74,000, using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 123%, risk-free interest rate of 3.32%, expected lives of 6.5 years, and a 0% dividend yield.

     During the three and nine months ended December 31, 2008, stock-based compensation expense of $9,476 and $10,884 was recognized for options previously granted and vesting over time. No stock-based compensation expense was recognized during the three and nine months ended December 31, 2007. As of December 31, 2008, the Company had $81,116 of total unrecognized compensation expense related to unvested stock options which is expected to be recognized over a period of five years.

     Effective January 9, 2009, Mr. Frank Fabio resigned from the positions of Chief Financial Officer and Secretary of the Company. Accordingly, the stock option granted to him on September 12, 2008 to purchase 50,000 shares of common stock was forfeited upon his resignation.

Directors’ and Officers’ Liability Insurance

     We do not currently maintain directors and officers liability insurance coverage. We are currently reviewing insurance policies and anticipate obtaining coverage for our board of directors and officers.

Family Relationships and Other Matters

There are no family relationships between any of our directors, executive officers and other key personnel.

Legal Proceedings

     During the past five years, except as set forth below, none of our directors, executive officers, promoters or control persons has been:

  the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

     On October 23, 2003, Mr. Harmel S. Rayat, EquityAlert.com, Inc., and Innotech Corporation, of which Mr. Rayat had served at various times as a director and officer, along with certain other individuals, collectively “the respondents,” consented to a cease-and-desist order pursuant to Section 8A of the Securities Act of 1933. Without admitting or denying the findings of the Securities and Exchange Commission related to the public relation and stock advertising activities of EquityAlert.com, Inc. and Innotech Corporation agreed to cease and desist from committing or causing any violations and any future violations of, among other things, Section 5(a) and 5(c) of the Securities Act of 1933. EquityAlert.com, Inc. and Innotech Corporation agreed to pay disgorgement and prejudgment interest of $31,555.14.

     On August 8, 2000, Mr. Harmel S. Rayat and EquityAlert.com, Inc., without admitting or denying the allegations of the Securities and Exchange Commission that EquityAlert.com, Inc did not disclose certain compensation received by it in connection with the publication of promotional advertisements of EquityAlert.com Inc. and Mr. Rayat consented to the entry of a permanent injunction enjoining them from violating Section 17(b) of the Securities Act of 1933; in addition, each agreed to pay a civil penalty of $20,000.

Mr. Rayat resigned his position as one of our officers and directors on September 12, 2008.

Director Independence

     We are not listed on a US securities exchange and, therefore, not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances our, Board of Directors has determined that each of Messrs. Bhogal and Cooper and Ms. Stephenson are independent from the Company’s management and qualify as “independent directors” under the standards of independence under the applicable National Association of Securities Dealers (“NASD”) listing standards. This means that, in the judgment of the Board of Directors, none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the NASD listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Committees and Corporate Governance

Audit Committee

     The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors the Company's financial reporting process and internal control system and reviews and appraises the audit efforts of the Company's independent accountants.

Compensation Committee

     The Board does not currently have a standing Compensation Committee. The full Board establishes overall compensation policies for the Company and reviews recommendations submitted by the Company’s management.

Nominating Committee

     The Board does not currently have a standing Nominating Committee. The Company does not maintain a policy for considering nominees. The Company’s Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board shall be large enough to maintain the Company’s required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

     While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by Stockholders as it deems appropriate.

Code of Ethics

     Our Board of Directors has adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. We have also adopted Corporate Governance Guidelines applicable to our Board of Directors.

Scientific Advisory Board

     Our Scientific Advisory Board provides advice regarding specific facets of our ongoing sponsored scientific research and development. We believe that each member of the advisory board brings distinct scientific, technical, and business development experience which we can call-upon during various phases of its active research and commercial development, as needed. We use scientists and other professionals with expertise related to our technologies to advise us on scientific and technical matters related to our research and development activities and technology assessment. Each member serves for a period of one year.

Currently, our Scientific Advisory Board members are:

Name	Age	Position	Held Position Since
Rakesh Shankar, PhD, MA	55	Advisory Board Member	April 2008
Anastasios Melis, PhD	61	Advisory Board Member	May 2008

Rakesh Shankar, PhD, MA

     Dr. Rakesh Shankar is a respected lecturer, published environmental author, former University professor and researcher. Dr. Shankar holds a Bachelor’s degree in Science (physics, chemistry and mathematics), a Masters degree in Philosophy, and a PhD in Environmental Legislation & Policy Formulation. Dr. Shankar recently served as Chief Negotiator for the Government of the Northwest Territories, a Canadian region where over 1.75 billion barrels of oil and 11 trillion cubic feet of natural gas have been discovered to-date. Dr. Shankar’s career experience spans over 20-plus years of service as a diplomat in the Middle East, Europe, Africa, and Canada, with notable appointment as India’s Ambassador to the world’s leading oil producer, the Kingdom of Saudi Arabia.

     Dr. Shankar has also acted as India’s Ambassador to Zambia and Hungary, and served as Director of Multilateral Economic Relations at the Ministry of External Affairs. In his position as Director, Dr. Shankar oversaw matters related to the W.T.O., education, science and technology, environment, and trade with numerous countries, including seven of the world’s top twelve oil producing nations; Nigeria, United Arab Emirates, Venezuela, Canada, Mexico, United States, and Saudi Arabia.

Prof. Anastasios Melis, PhD

     Prof. Anastasios Melis is a distinguished researcher, lecturer and expert in the field of hydrocarbon and hydrogen biofuel production via microalgal photosynthesis and has authored more than 200 peer-reviewed papers, book chapters and review articles. Prof. Melis is a recipient of awards from the US Department of Energy, Hydrogen Program, and the DaimlerChrysler Corporation, as well as numerous fellowships including the British Science and Engineering Research Council, and the Japanese Ministry of Education, Science and Technology.

     Prof. Melis holds a Bachelor’s degree in Biology from the University of Athens (Greece) School of Physical Sciences and a PhD in Biological Sciences (Biophysics of Photosynthesis) from Florida State University (Tallahassee) Department of Biological Sciences.

EXECUTIVE COMPENSATION

     The following table shows, for the three-year period ended March 31, 2008, the cash compensation paid by the Company, as well as certain other compensation paid for such year, to the Company's Chief Executive Officer and the Company's other most highly compensated executive officers. No executive officer of the Company had a total annual salary and bonus for the fiscal year ended March 31, 2008 that exceeded $100,000.

						Securities
Name						Underlying
and Principal						All Other
Position	Year	Salary	Bonus	Other	Options Granted	Compensation	Total

Derek Cooper	2008	$ 0	$ 0	$4,700	0	$ 0	$4,700
President, CEO,	2007	$ 0	$ 0	$4,500	0	$ 0	$4,500
Director (1)	2006	$ 0	$ 0	$4,200	0	$ 0	$4,200

Harmel S. Rayat	2008	$ 0	$ 0	$0	0	$ 0	$0
Secretary,
Treasurer,	2007	$ 0	$ 0	$3,300	0	$ 0	$3,300
Director(2)	2006	$ 0	$ 0	$3,600	0	$ 0	$3,600

Rakesh Shankar
(3)	2008	$ 0	$ 0	$0	0	$ 0	$0
Director	2007	$ 0	$ 0	$1,100	0	$ 0	$1,100
	2006	$ 0	$ 0	$0	0	$ 0	$0

(1)	Resigned as an officer on August 1, 2008.

(2)	Resigned as a Director, Treasurer and Secretary on September 12, 2008.

(3)	Resigned as Director on April 30, 2006.

Outstanding Equity Awards at Fiscal Year-End

     As of December 31, 2008, we had an active stock option plan (the “2002 Plan”) that provides shares available for options granted to employees, directors and others. Options granted to employees under our 2002 Plan generally vest over one to five years or as otherwise determined by the 2002 Plan administrator. Options to purchase shares expire no later than ten years after the date of grant. A total of 20,000,000 options may be granted under the 2002 Plan. Pursuant to the 2002 Plan, we have issued 8,100,000 options (50,000 have been exercised) and have reserved 11,900,000 additional shares for future issuances.

     Except for our agreement with Mr. Bell, there are no employment contracts or agreements between us and any of our directors and officers. We are an early stage development company with limited capital resources; our officers and directors have agreed to serve with nominal or no compensation. However none of our officers and directors other than Mr. Bell devotes up to 5% of their business time to our operations

     On October 15, 2008, pursuant to an Employment Agreement, the Company granted a stock option to the Mr. Bell, its Chief Executive Officer and President to purchase 750,000 shares of common stock which vest as follows: 225,000 in three equal annual installments of 75,000 options each commencing on January 1, 2010, and annually thereafter; 275,000 vest and become exercisable in the event that the Company, or any subsidiary thereof, with the prior approval of the Board of Directors: successfully executes any partnership agreement or joint-venture agreement of any technology under current or future development; or successfully completes the sale any subsidiary; or any technology under current or future development; and 250,000 vest and become exercisable upon: commencing commercial sales of products derived from any technology under current or future development: or successfully achieving commercial gross annual sales exceeding $10,000,000 of those products and/or services which are not derived from technologies under current or future research and development by the Company; or successfully completing the sale of the Company to a third party, subject to shareholder and Board of Directors approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2009 by:

  each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock;
  each of our directors;
  each of our named executive officers; and
  all of our directors and executive officers as a group.

     The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person's address is c/o our principal office address( unless otherwise indicated) at 1200 G Street, NW Suite 800, Washington, District of Columbia 20005.

	Number of Shares
	of Common	Percentage
	Stock Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)	Owned (1)
Charles Bell	0	0%

Derek Cooper	0	0%

Joanne Stephenson	0	0%

Jatinder S. Bhogal	0	0%

Frank Fabio
670 Broadway
Massapequa, NY 11758	0	0%

1420525 Alberta Ltd
216-1628 West 1st Avenue
Vancouver, BC V6J 1G1(2)	16,379,167	39%

All directors and executive officers as a group (5 persons)	0	0%

(1) Beneficial ownership is calculated based on 42,249,166 shares of common stock issued and outstanding on a fully diluted basis as of March 31, 2009. Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 31, 2009. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2) 1420525 Alberta Ltd. is a private corporation the sole shareholder of which is Mr. Rayat, our former chief financial officer and director; Mr. Rayat resigned his positions an officer and a director effective September 12, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Salaries and benefits

     During the three and nine months ended December 31, 2008 the Company incurred $5,823 and $26,781 in cash wages and benefits expense for services rendered by Mr. Greg O’Reilly, the former President, Chief Executive Officer, and Director of the Company. Mr. O’Reilly resigned from all executive and Board positions effective October 15, 2008. Upon Mr. O’Reilly’s resignation, the Company simultaneously appointed Mr. Charles Bell as the President, Chief Executive Officer and Director of the Company. During the three and nine months ended December 31, 2008, the Company incurred $25,482 in cash wages and benefits expense for services rendered by Mr. Bell.

     On October 15, 2008, pursuant to an Employment Agreement between the Company and Mr. Bell, the Company agreed to grant a stock option to Mr. Bell within 60 days of the Employment Agreement to purchase 750,000 shares of common stock. As of December 31, 2008, the Company had not granted or executed the stock option agreement and as such did not record any stock compensation expense related to this stock option. When granted, the stock option to purchase 750,000 shares of the Company’s common stock will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. See Note 7 Stock Options for the vesting provisions of this stock option.

      Director Fees

     During the three and nine months ended December 31, 2008, the Company incurred $15,726 and $20,926 in non-employee director fees. Included in these amounts is $9,476 and $10,884 of stock-based compensation expense for the three and nine months ended December 31, 2008 for options previously granted and vesting over time. The increase in director fees during the three and nine months ended December 31, 2008 compared to the same periods in the prior year is due to the Company appointing three new directors during the nine months ended December 31, 2008.

      Accrued management fees

     During the three months ended December 31, 2008, the Company repaid $162,945 accrued for management services provided by two directors in previous years.

     Rent: Until August 31, 2008, the Company’s administrative office was located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. This premise is owned by a private corporation controlled by Harmel S. Rayat. Rent expense for this administrative office for the three and six months ended December 31, 2008 was $1,706 and $3,771. Rent expense for this administrative office for the nine months ended December 31, 2008 was $5,477. Rent expense for this administrative office for the nine months ended December 31, 2007 was $5,852.

     All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

DESCRIPTION OF SECURITIES

General

     We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.01 per share.

     As of March 31, 2009, a total of 42,249,166 shares of our common stock were issued and outstanding; no shares of preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Common Stock

     The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

     Our Articles of Incorporation vests our Board of Directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

     Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class. There are no shares of preferred stock issued and outstanding.

Warrants

     There are currently 2,883,334 Series B Warrants issued and outstanding. Each Series B Warrant gives its holder the right to purchase one share of common stock for $0.60. The Series B Warrants expire on April 17, 2010.

Options

     As of March 31, 2009, 8,050,000 stock options were outstanding under our 2002 Plan and 11,900,000 shares were available for future grants under our 2002 Plan. Holders of options do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options. The number of shares of common stock for which these options are exercisable and the exercise price of these options are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options.

Registration Rights

     Except for the registration rights with respect to the shares registered pursuant to the Registration Statement of which this Prospectus is part, we have not granted any registration rights to any person.

Shares Eligible For Future Sale

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     At the date of this prospectus, we have outstanding 42,249,166 shares of common stock. Of these shares, 13,070,000 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 29,179,166 shares (inclusive of the 5,799,999 shares registered pursuant to the registration statement of which this prospectus is part) are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including Rule 144). As of February 13, 2009, 16,379,167 shares were held by 1420525 Alberta Ltd., a private corporation the sole shareholder of which is Mr. Harmel S. Rayat, our former chief financial officer and director; the shares owned by 1420525 Alberta Ltd may only be sold publicly pursuant to Rule 144 to the extent available.

     In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

     Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above. This provision may apply as early as October 18, 2008 to the 4,000,000 shares issued in the Private Placement.

     The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

SELLING STOCKHOLDERS

     The following table presents information regarding the Selling Stockholders. The percentage of outstanding shares beneficially owned is based on 42,249,166 shares of common stock issued and outstanding on March 31, 2009. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name, none of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

		Percentage of
		Issued and
	No. of Shares	Outstanding	Number of	Percentage of
	Beneficially	Shares Owned	Shares To Be	Shares To Be
Name of Selling	Owned Prior to	Prior to the	Sold In This	Owned After
Stockholders (1)	the Offering(2)	Offering	Offering	the Offering
Michael and Betsy Brauser
Tenants by Entirety	2,000,000	4.73%	2,000,000	0%
Edwin W. Colman
Children’s Trust(3)	666,666	1.58%	666,666	0%
HUG Funding LLC(4)	833,334	1.97%	833,334	0%
GRQ Consultants Defined
Benefit Pension Plan(5)	1,666,666	3.95%	1,666,666	0%
Jeffrey McLaughlin	63,334	0.15%	63,334	0%
Continental American
Resources, Inc.(6)	240,000	0.57%	240,000	0%
Alpha Capital Anstalt
(7)(12)	333,333	0.79%	333,333	0%
Ellis International Ltd.
(8)(12)	166,667	0.39%	166,667	0%
Momona Capital LLC
(9)(12)	83,333	0.20%	83,333	0%
Palladium Capital
Advisors, LLC(10)	100,000	0.24%	100,000	0%
Frances Petryshen	30,000	0.07%	30,000	0%
Whalehaven Capital Fund
Limited(11)	2,500,000	4.90%	2,500,000	0%
Total	8,683,333	19.54%	8,683,333	0%

(1) Except as otherwise noted in the notes to this table, to the best of our knowledge, the Selling Stockholders have not had a short position in our common stock; is not a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder); has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. The Selling Stockholders and any broker-dealers or agents that are involved in selling these shares are deemed to be underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

(2) This amount includes the maximum number of shares issuable under the terms of the Series B Warrants. In accordance with the terms of the Series B Warrants a holder shall not have the right to exercise any portion of the Series B Warrant to the extent that after giving effect to such exercise the holder (together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.9% of the Company’s issued and outstanding stock.

(3) Robert S. Colman is the trustee of the Edwin W. Colman Children’s Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(4) Mr. Daniel Saks is the Managing Member of HUG Funding LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(5)	Mr. Barry Honig has voting and depositor authority.

(6)	Mr. Carl Suter is the President of Continental American Resources, Inc. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(7) Mr. Konrad Ackermann is Director of Alpha Capital Anstalt and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(8) Mr. Wilhelm Unger is the Director of Ellis International Ltd., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(9) Mr. Arie Rabinowitz is the President of Momona Capital, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10) These shares represent the shares issuable upon exercise of the Series B Warrants issued to Palladium Capital Advisors LLC. Mr. Joel Padowitz is the CEO of Palladium Capital Advisors, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. The Commission Shares issued to Palladium Capital Advisors, Ltd. have not been registered for resale.

(11) Mr. Michael Finkelstein is an Investment Manager of Whalehaven Capital Master Fund and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(12) These shares were not acquired as part of the Private Placement.

     The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the Selling Stockholders may offer all or only some portion of the 8,683,333 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “Percentage of Issued and Outstanding Shares Owned After the Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering. Please refer to “Plan of Distribution.”

     Other than the relationships described in the table and footnotes, none of the Selling Stockholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

     We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. However, under the terms of the Series B Warrants a holder shall not have the right to exercise any portion of the Series B Warrant to the extent that after giving effect to such exercise the holder (together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.9% of the Company’s issued and outstanding stock. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 31, 2009. Please refer to “Plan of Distribution.”

     On April 17, 2008, the date we consummated the Private Placement, the share price of our common stock as reported on the OTCBB was $1.70 per share; accordingly, at a per share purchase price of $0.60 per share, reflecting a 65% discount to market. The following table sets forth the potential profit (based on the discount to market) each Investor could realize, as of such date, based on the discounted purchase price:

	Market
	Price per
	Share of
	Common
	Stock on	Aggregate	Combined	Aggregate	Total Possible
	April 17,	Number of	Market Price of	Purchase Price	Discount to
Selling Security Holder	2008	Shares Acquired	Shares	of Shares	Market Price
HUG Funding LLC	$ 1.70	416,667	$ 708,334	$ 250,000	$ 458,334
Frances Petryshen	$ 1.70	15,000	$ 25,500	$ 9,000	$ 16,500
Jeffrey McLaughlin	$ 1.70	31,667	$ 53,834	$ 19,000	$ 34,834
Edwin W. Colman Children’s Trust	$ 1.70	333,333	$ 566,666	$ 200,000	$ 366,666
Michael and Betsy Brauser Tenants by Entirety	$ 1.70	1,000,000	$ 1,700,000	$ 600,000	$ 1,100,000
Whalehaven Capital Fund Limited	$ 1.70	1,250,000	$ 2,125,000	$ 750,000	$ 1,375,000
Continental American Resources, Inc.	$ 1.70	120,000	$ 204,000	$ 72,000	$ 132,000
GRQ Consultants Defined Benefit Pension Plan	$ 1.70	833,333	$ 1,416,666	$ 500,000	$ 916,666

     The following table shows the total possible profit (based on the discount to market) as of April 17, 2008 to be realized as a result of the exercise of Series B Warrants that were acquired by and are held by the Selling Stockholders or any affiliates of the Selling Stockholders.

	Market Price per			Combined
	Share of	Exercise		Market Price of	Aggregate Price
	Common Stock	price of	Aggregate Shares	Shares	of Shares	Total Possible
Selling Security Holder	on	Series B	Underlying	Underlying	Underlying	Discount to
	April 17, 2008	Warrants	Warrants	Warrants	Warrants	Market Price
HUG Funding LLC	$ 1.70	$ 0.60	416,667	$ 708,334	$ 250,000	$ 458,334

Frances Petryshen	$ 1.70	$ 0.60	15,000	$ 25,500	$ 9,000	$ 16,500
Jeffrey McLaughlin	$ 1.70	$ 0.60	31,667	$ 53,834	$ 19,000	$ 34,834
Edwin W. Colman	$ 1.70	$ 0.60	333,333	$ 566,666	$ 200,000	$ 366,666
Children’s Trust

Michael and Betsy	$ 1.70	$ 0.60	1,000,000	$ 1,700,000	$ 600,000	$ 1,100,000
Brauser Tenants by
Entirety
Whalehaven Capital	$ 1.70	$ 0.60	1,250,000	$ 2,125,000	$ 750,000	$ 1,375,000
Fund Limited

Continental	$ 1.70	$ 0.60	120,000	$ 204,000	$ 72,000	$ 132,000
American
Resources, Inc.
GRQ Consultants	$ 1.70	$ 0.60	833,333	$ 1,416,666	$ 500,000	$ 916,666
Defined Benefit
Pension Plan

PLAN OF DISTRIBUTION

     Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

     In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

     As of the date of this prospectus, we were not party to nor were we aware of any legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse affect on our business, financial condition or operating results.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS;
INSURANCE

     Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  any breach of their duty of loyalty to the corporation or its shareholders;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law unlawful payments of dividends or unlawful stock repurchases or redemptions; or
  any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

     There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

     Insofar as an indemnification for liabilities arising under the Securities Act, may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for by Sierchio & Company, LLP, New York, New York.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

None.

EXPERTS

     The financial statements for the years ended March 31, 2008 and 2007 included in this prospectus have been audited by Peterson Sullivan LLP., an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

     For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS
INTERNATIONAL ENERGY, INC.
Index to Consolidated Financial Statements
UNAUDITED FINANCIAL STATEMENTS
UNAUDITED INTERIM CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2008 (UNAUDITED)	F-1
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE	F-2
MONTHS ENDED DECEMBER 31, 2008 AND 2007(UNAUDITED)
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FROM INCEPTION	F-3
(NOVEMBER 6, 1998) TO DECEMBER 31, 2008(UNAUDITED)
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED	F-6
DECEMBER 31, 2008 AND 2007(UNAUDITED)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (DECEMBER 31, 2008) (UNAUDITED)	F-7

AUDITED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-14
CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2008 AND 2007	F-15
CONSOLIDATED STATEMENTS OF OPERATIONS FOR YEARS ENDED MARCH 31, 2008 AND 2007 AND	F-16
FROM INCEPTION (NOVEMBER 6, 1998) TO MARCH 31, 2008
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FROM	F-17
INCEPTION (NOVEMBER 6, 1998) TO MARCH 31, 2008
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDEDF-20 MARCH 31, 2008 AND 2007	F-20
AND FROM INCEPTION (NOVEMBER 6, 1998) TO MARCH 31, 2008
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-21

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
December 31, 2008 and March 31, 2008
(Expressed in U.S. Dollars)
(Unaudited)

	December 31,	March 31,
	2008	2008

ASSETS
Current assets
Cash and cash equivalents	$1,407,476	$797,725
Other current assets	3,023	-
Total current assets	1,410,499	797,725

Total assets	$1,410,499	$797,725

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Accounts payable	$36,784	$-
Accrued liabilities	37,335	83,750
Accrued management fees - related party (Note 9)	-	162,945
Total current liabilities	74,119	246,695

Total liabilities	74,119	246,695

Commitments and Contingencies (Note 5)

STOCKHOLDERS' EQUITY

Stockholders' equity
Preferred stock: $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 100,000,000 shares authorized, 42,249,166 and 36,932,500 shares issued and outstanding	42,249	36,933
Additional paid-in capital	4,489,164	1,353,596
Common stock issuable	-	1,259,000
Deficit accumulated during the development stage	(3,195,033)	(2,098,499)

Total stockholders' equity	1,336,380	551,030

Total liabilities and stockholders' equity	$1,410,499	$797,725

F1

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended December 31, 2008 and 2007 and from inception (November 6, 1998) to December 31, 2008
(Expressed in U.S. Dollars)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,		From Inception (November 6, 1998) to December 31,
	2008	2007	2008	2007	2008

Revenue	$-	$-	$-	$-	$-

Operating expenses
Investor relations	5,700	227,000	547,200	227,000	774,200
Director fees - related party	15,726	2,500	20,926	4,700	237,194
Research and development	35,480	29,835	105,214	29,835	194,719
Professional fees	39,718	5,142	107,142	14,719	204,428
Salaries and benefits	27,940	-	178,984	-	1,113,987
Website fees - related party	-	-	-	-	48,050
Write off of oil, gas and mineral leases	-	-	-	-	112,000
Other operating expenses	21,833	5,799	145,099	12,178	461,401
Total operating expenses	146,397	270,276	1,104,565	288,432	3,145,979

Operating loss	(146,397)	(270,276)	(1,104,565)	(288,432)	(3,145,979)

Other income (expense)
Interest income	2,188	1,961	17,769	2,337	34,712
Interest expense	-	(8,813)	(195)	(12,812)	(77,480)
Loss on disposal of fixed assets	-	-	(9,800)	-	(9,800)
Foreign exchange gain (loss)	-	(80)	257	69	3,514
Total other income (expense)	2,188	(6,932)	8,031	(10,406)	(49,054)

Net loss	$(144,209)	$(277,208)	$(1,096,534)	$(298,838)	$(3,195,033)

Net loss per share - basic and diluted	$(0.00)	$(0.01)	(0.03)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	42,249,166	36,932,500	41,633,772	36,932,500

(The accompanying notes are an integral part of these consolidated financial statements)

F2

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
from inception (November 6, 1998) to December 31, 2008
(Expressed in U.S. Dollars)
(unaudited)

	Common Stock		Additional	Common Stock	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Paid-in Capital	Issuable	Stage	Equity (Deficit)

Inception, November 6, 1998	-	$-	$-	$-	$-	$-

Common stock issued at $0.001 per share to a related party for management services	20,000,000	20,000	(15,000)	-	-	5,000

Common stock issued for cash at $0.25 per share fiscal year ended March 31, 1999	1,360,000	1,360	83,640	-	-	85,000

Loss, inception (November 6, 1998) to March 31, 1999	-	-	-	-	(7,470)	(7,470)

Balance, March 31, 1999	21,360,000	21,360	68,640	-	(7,470)	82,530

Loss, year ended March 31, 2000	-	-	-	-	(16,185)	(16,185)

Balance, March 31, 2000	21,360,000	21,360	68,640	-	(23,655)	66,345

Loss, year ended March 31, 2001	-	-	-	-	(171,793)	(171,793)

Balance, March 31, 2001	21,360,000	21,360	68,640	-	(195,448)	(105,448)

Common stock issued for cash at $0.10 per share, October 17, 2001	10,000,000	10,000	240,000	-	-	250,000

Loss, year ended March 31, 2002	-	-	-	-	(144,541)	(144,541)

F3

	Common Stock		Additional	Common Stock	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Paid-in Capital	Issuable	Stage	Equity (Deficit)

Balance, March 31, 2002	31,360,000	31,360	308,640	-	(339,989)	11

Common stock issued to a related party for services rendered at $0.08 per share, August 5, 2002	2,402,500	2,403	45,647	-	-	48,050

Common stock issued to a related party for services rendered at $0.08 per share, August 5, 2002	1,200,000	1,200	22,800	-	-	24,000

Cancellation of previously issued common stock, February 4, 2003	(1,200,000)	(1,200)	(22,800)	-	-	(24,000)

Loss, year ended March 31, 2003	-	-	-	-	(149,933)	(149,933)

Balance, March 31, 2003	33,762,500	33,763	354,287	-	(489,922)	(101,872)

Loss, year ended March 31, 2004	-	-	-	-	(70,132)	(70,132)

Balance, March 31, 2004	33,762,500	33,763	354,287	-	(560,054)	(172,004)

Loss, year ended March 31, 2005	-	-	-	-	(59,494)	(59,494)

F4

	Common Stock		Additional	Common Stock	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Paid-in Capital	Issuable	Stage	Equity (Deficit)

Balance, March 31, 2005	33,762,500	33,763	354,287	-	(619,548)	(231,498)

Common stock issued upon exercise of warrants, at $0.05 per share, June 9, 2005& June 30, 2005	3,120,000	3,120	152,880	-	-	156,000

Common stock issued upon exercise of stock option, at $0.13 per share, October 7, 2005	50,000	50	6,450	-	-	6,500

Stock based compensation expense	-	-	785,536	-	-	785,536

Loss, year ended March 31, 2006	-	-	-	-	(842,155)	(842,155)

Balance, March 31, 2006	36,932,500	36,933	1,299,153	-	(1,461,703)	(125,617)

Stock based compensation expense	-	-	54,443	-	-	54,443

Loss, year ended March 31, 2007	-	-	-	-	(224,862)	(224,862)

Balance, March 31, 2007	36,932,500	36,933	1,353,596	-	(1,686,565)	(296,036)

Common stock issuable in March 2008	-	-	-	1,259,000	-	1,259,000

Loss, year ended March 31, 2008	-	-	-	-	(411,934)	(411,934)

Balance, March 31, 2008	36,932,500	36,933	1,353,596	1,259,000	(2,098,499)	551,030

Common stock and warrants issued for cash and placement fees in April 2008, net	4,100,000	4,100	2,395,900	(1,259,000)	-	1,141,000

Stock based compensation expense	-	-	10,884	-	-	10,884

Common stock issued upon exercise of warrants, at $0.60 per share in May 2008	1,216,666	1,216	728,784	-	-	730,000

Loss, nine months ended December 31, 2008	-	-	-	-	(1,096,534)	(1,096,534)

Balance, December 31, 2008	42,249,166	$42,249	$4,489,164	$-	$(3,195,033)	$1,336,380

(The accompanying notes are an integral part of these consolidated financial statements)

F5

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended December 31, 2008 and 2007
and from inception (November 6, 1998) to December 31, 2008
(Expressed in U.S. Dollars)
(Unaudited)

	Nine Months Ended December 31,		From Inception (November 6, 1998) to December 31,
	2008	2007	2008

Cash flows from operating activities
Net loss	$(1,096,534)	$(298,838)	$(3,195,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	595	219	6,268
Common stock issued for services	-	-	53,050
Stock based compensation expense	10,884	-	850,863
Loss on disposal of fixed assets	9,800	-	9,800
Write off of oil, gas and mineral leases	-	-	112,000
Change in operating assets and liabilities:
Decrease (increase) in other current assets	(3,023)	27	(3,023)
Increase (decrease) in accounts payable	36,784	(169)	36,784
Increase (decrease) in accrued liabilities	(46,415)	850	37,335
Decrease in accrued management fees -related party	(162,945)	-	-
Increase in accrued interest -related party	-	12,812	-
Net cash used in operating activities	(1,250,854)	(285,099)	(2,091,956)

Cash flows from investing activities
Purchase of property and equipment	(10,395)	-	(16,068)
Purchase of oil, gas and mineral leases	-	-	(112,000)
Net cash used in investing activities	(10,395)	-	(128,068)

Cash flows from financing activities
Proceeds from issuance of common stock and warrants	1,871,000	-	3,627,500
Proceeds from loans from related party	-	300,000	510,000
Repayment of loans from related party	-	-	(510,000)
Net cash provided by financing activities	1,871,000	300,000	3,627,500

Increase in cash and cash equivalents	609,751	14,901	1,407,476

Cash and cash equivalents at beginning of period	797,725	23,531	-

Cash and cash equivalents at end of period	$1,407,476	$38,432	$1,407,476

Supplemental disclosure of cash flow information:
Interest paid in cash	$195	$-	$77,480
Income tax paid in cash	$-	$-	$-

Non-cash investing and financing activities:
Issuance of common stock and warrants as commission	$60,000	$-	$60,000

(The accompanying notes are an integral part of these consolidated financial statements)

F6

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(FORMERLY “e.Deal.net, Inc.”)
(An Exploration/Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
December 31, 2008
(Expressed in U.S. dollars)
(Unaudited)

Note 1. Organization and Nature of Operations

International Energy, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.,” with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.01. On June 20, 2005, the Company amended its Articles of Incorporation to effect a change of name to International Energy, Inc. from e.Deal.net, Inc.

On June 9, 2005, the Company incorporated two wholly owned subsidiaries; International Energy Corp. and e.Deal Enterprises Corp. Both subsidiaries are incorporated under the laws of the State of Nevada.

Through International Energy Corp., the Company was involved in the investigation, acquisition and exploration for petroleum and natural gas in various parts of the United States and Canada. Until August 31, 2007, the Company focused solely on petroleum and natural gas exploration. From September 2007 and onwards, the Company has shifted its focus to the development of technologies for the production of biofuels derived directly from the photosynthesis of green microalgae.

In 2005, the Company ceased its business of providing online automotive information through e.Deal Enterprises Corp. The assets and liabilities, the results of operations and cash flows related to the business were not classified as discontinued operations as the amounts were not significant.

Note 2. Going Concern Uncertainties

The Company has been an exploration/development stage company and has an accumulated deficit of $3,195,033 as of December 31, 2008, and does not have positive cash flows from operating activities. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

Due to the start-up nature of the Company’s business, the Company expects to incur additional losses as it continues to develop its technology. To date, the Company’s cash flow requirements have been primarily met by debt and equity financings and proceeds received from the exercise of warrants. Management recognizes that in order to meet the Company’s capital requirements, and continue to operate, additional financing will be necessary. The Company expects to raise additional funds through private or public equity investments in order to expand the range and scope of its business operations. The Company will seek access to private or public equity but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations. If the Company is unable to raise additional capital or generate positive cash flow, it is unlikely that the Company will be able to continue as a going concern.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide the opportunity for the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Note 3. Presentation of Interim Information

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Form 10-Q instructions and in the opinion of management of International Energy, Inc, include all adjustments (of a normal recurring nature) considered necessary to present fairly the consolidated financial position of the Company as of December 31, 2008 and March 31, 2008, and the consolidated results of operations for the three and nine months ended December 31, 2008 and 2007, and cash flows for the nine months ended December 31, 2008 and 2007. These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently with those used in the preparation of the Company's 2008 Annual Report on Form 10-K.

F7

Table of Contents

Certain information and footnote disclosure normally included in the financial statements presented in accordance with generally accepted accounting principles in the United States have been condensed or omitted. It is suggested that the accompanying unaudited interim consolidated financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's 2008 Annual Report on Form 10-K.

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair-value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. FAS 157-1 (FSP 157-1), which excludes SFAS No. 13, “Accounting for Leases” and certain other accounting pronouncements that address fair value measurements under SFAS 13, from the scope of SFAS 157. In February 2008, the FASB issued FASB Staff Position No. 157-2 (FSP 157-2), which provides a one-year delayed application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company is required to adopt SFAS 157 as amended by FSP 157-1 and FSP 157-2 on April 1, 2009, the beginning of its fiscal year 2010. The Company does not expect the application of SFAS No. 157 to have a material effect on the Company’s consolidated financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP 157-3 is effective immediately. The adoption of FSP 157-3 is not expected to have a material effect on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment to FASB No. 115” (SFAS 159). Under SFAS 159, entities may elect to measure specified financial instruments and warranty and insurance contracts at fair value on a contract-by-contract basis, with changes in fair value recognized in earnings each reporting period. The election, called the fair value option, will enable entities to achieve an offset accounting effect for changes in fair value of certain related assets and liabilities without having to apply more complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company did not elect the fair value option for any of its existing financial assets or financial liabilities; therefore, this statement did not have a material impact on the Company’s consolidated financial statements.

In June 2008, the FASB issued Staff Position EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-06-1). FSP EITF 03-06-1 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method in SFAS No. 128, “Earnings per Share.” FSP EITF 03-06-1 did not have any impact on the Company’s consolidated financial statements.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities,” (EITF 07-3) which is effective for new contracts entered into for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company adopted EITF 07-3 on April 1, 2008, the beginning of its fiscal year 2009. The adoption of EITF 07-3 did not have a material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company must adopt SFAS 160 on April 1, 2009, the beginning of its fiscal year 2010. The Company does not expect the application of SFAS No. 160 to have a material effect on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (SFAS 141R), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of

F8

the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company must adopt SFAS 141R on April 1, 2009, the beginning of its fiscal year 2010. The Company does not expect the application of SFAS 141R to have a material effect on its consolidated financial statements.

Note 4. Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. As the Company had a net loss in each of the periods presented, basic and diluted net loss per share are the same.

Excluded from the computation of diluted net loss per share for the three and nine months ended December 31, 2008 and 2007, because their effect would be antidilutive, are stock options and warrants to acquire 10,983,334 and 14,830,000 shares of common stock with weighted-average exercise prices of $0.26 and $0.09 per share.

Following is the computation of basic and diluted net loss per share for the three and nine months ended December 31, 2008 and 2007:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Numerator - net loss	$(144,209)	$(277,208)	$(1,096,534)	$(298,838)

Denominator - weighted average number of common shares outstanding	42,249,166	36,932,500	41,633,772	36,932,500

Basic and diluted net loss per common share	$(0.00)	$(0.01)	$(0.03)	$(0.01)

Note 5. UOC Research Agreement

On September 17, 2007, International Energy, Inc., through its wholly owned subsidiary, International Energy Corp., entered into a Research Agreement with The Regents of the University of California (“UOC”) (the “UOC Research Agreement”) in the area of algal biochemistry and photosynthesis aiming to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. The contract is for a period of two years until September 16, 2009. The Company can negotiate with UOC for a license at commercially reasonable royalty rates and license fees to commercialize the related products. The Company has the right to apply for a patent on any invention made through the research. The Company has agreed to pay a total of $238,680 to UOC for the support of research, payable in equal installments of $29,835 each on a quarterly basis.

As of December 31, 2008, the Company has paid a total of $149,175 and accrued an additional $29,835 related to the UOC Research Agreement. In addition to contractual obligations pursuant to the UOC Research Agreement, the Company reimbursed UOC $645 and $10,709 during the three and nine months ended December 31, 2008 for other out-of-pocket costs that are included in research and development expense.

Note 6. Capital Stock

Preferred Stock

At December 31, 2008, there were 1,000,000 shares of preferred stock having a par value of $0.01 per share authorized, of which no shares were issued and outstanding. The Board of Directors has the authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation. Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

Common Stock

On April 17, 2008, the Company completed a $2,400,000 self directed private placement (the “2008 Private Placement”). The 2008 Private Placement consisted of the sale of 4,000,000 units (the "Units") at a price of $0.60 per Unit. Each Unit consisted of one share (collectively “Unit Shares”) of the Company’s common stock and one Series B Warrant to purchase a share of common stock

F9

at $0.60 per share for a period of two years from the date of issuance. In connection with the Private Placement, the Company agreed to file a registration statement for the purpose of registering the Unit Shares and the shares issuable upon the exercise of the Series B Warrants, for resale by the Investors. On December 31, 2008, in response to a comment letter received from the Securities and Exchange Commission (the “SEC”) dated July 17, 2008, the Company filed a Form S-1/A Pre-Effective Registration Statement (the “Registration Statement”) with the SEC to register the Unit Shares and additional shares held by certain selling stockholders in private transactions. As of the date of this report, this Registration Statement was not effective.

In connection with the 2008 Private Placement, the Company paid a commission of 100,000 Units (the “Commission Units”) to one registered broker dealer. The Commission Units do not have any registration rights but otherwise have the same terms and conditions as the Units.

The fair value of the warrants as calculated using the Black-Scholes model was $5,330,000. The proceeds from the 2008 Private Placement allocated to the warrants were $1,066,000.

Note 7. Stock Options

On September 30, 2002, the stockholders of the Company approved its 2002 Incentive Stock Plan (the “2002 Plan”), which has 20,000,000 shares reserved for issuance thereunder, all of which were registered under Form S-8 on August 24, 2005. The 2002 Plan provides shares available for options granted to employees, directors and others. The options granted to employees under the Company’s 2002 Plan generally vest over one to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

On October 15, 2008, pursuant to an Employment Agreement between the Company and the Company’s Chief Executive Officer and President (the “CEO”), the Company agreed to grant a stock option to the CEO within 60 days of the Employment Agreement to purchase 750,000 shares of common stock. As of December 31, 2008, the Company had not granted or executed the stock option agreement and accordingly did not record any stock compensation expense related to this future stock option grant. When granted, the stock option to purchase 750,000 shares of the Company’s common stock will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The stock option will vest as follows: 225,000 in three equal annual installments of 75,000 options each commencing on January 1, 2010, and annually thereafter; 275,000 vest and become exercisable in the event that the Company, or any subsidiary thereof, with the prior approval of the Board of Directors: successfully executes any partnership agreement or joint-venture agreement of any technology under current or future development; or successfully completes the sale of any subsidiary or any technology under current or future development; and 250,000 vest and become exercisable upon: commencing commercial sales of products derived from any technology under current or future development; or successfully achieving commercial gross annual sales exceeding $10,000,000 of those products and/or services which are not derived from technologies under current or future research and development by the Company; or successfully completing the sale of International Energy, Inc. to a third party, subject to shareholder and Board of Directors approval.

On October 15, 2008, the Company granted a stock option to one of its directors permitting the purchase of, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.40 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on October 15, 2009, and annually thereafter. The stock option is further subject to the terms and conditions of a stock option agreement between its director and the Company. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The fair value of the 50,000 stock options granted was estimated at $0.36 each, for a total of $18,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: expected volatility of 128%, risk-free interest rate of 3.40%, expected life of 6.5 years, and a 0% dividend yield.

On September 12, 2008, the Company granted stock options to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of common stock at an exercise price of $0.83 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 12, 2009, and annually thereafter. The stock option is further subject to the terms and conditions of a stock option agreement between each director and the Company. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The fair value of the aggregate 100,000 stock options granted was estimated at $0.74 each, for a total of $74,000, using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 123%, risk-free interest rate of 3.32%, expected lives of 6.5 years, and a 0% dividend yield.

A summary of the Company’s stock option activity for the nine month period ended December 31, 2008 and related information follows:

F10

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at March 31, 2008	7,950,000	$0.13
Granted	150,000	0.69
Outstanding at December 31, 2008	8,100,000	$0.14	6.50 years	$318,000

Exercisable at December 31, 2008	7,950,000	$0.13	6.44 years	$318,000

Available for grant at December 31, 2008	11,850,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of its third quarter of 2009 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. The intrinsic value changes based on the fair market value of the Company’s common stock.

There were no stock options exercised during the three months ended December 31, 2008. The weighted average fair value of stock options granted during the three months ended December 31, 2008 was $0.36 per share.

At December 31, 2008, the Company had unvested stock options to purchase 150,000 shares of the Company’s common stock at a weighted average fair value of $0.61 per share.

During the three and nine months ended December 31, 2008, stock-based compensation expense of $9,476 and $10,884 was recognized for options previously granted and vesting over time. No stock-based compensation expense was recognized during the three and nine months ended December 31, 2007. As of December 31, 2008, the Company had $81,116 of total unrecognized compensation expense related to unvested stock options which is expected to be recognized over a period of five years.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2008:

	Stock Options Outstanding			Stock Options Exercisable
Exercise Prices	Number of Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

$ 0.13	7,950,000	$0.13	6.44	7,950,000	$0.13	6.44
0.40	50,000	0.40	9.79	-	-	-
0.83	100,000	0.83	9.70	-	-	-
$ 0.13 - $ 0.83	8,100,000	$0.14	6.50	7,950,000	$0.13	6.44

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 8. Warrants

On April 17, 2008, the Company completed the 2008 Private Placement (see Note 6 Capital Stock). Pursuant to the 2008 Private Placement and payment of a commission to a broker dealer, the Company issued 4,100,000 Series B Warrants, each to purchase a share of common stock at $0.60 per share for a period of two years from the date of issuance.

The fair value of the 4,100,000 Series B Warrants issued was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	2.13%
Expected life	2.0 years
Expected volatility	107.9%
Dividend per share	$0.00

F11

The fair value of the Series B Warrants was $5,330,000 and the allocated value was $1,066,000.

A summary of the Company’s warrant activity for the nine months ended December 31, 2008 and related information follows:

	Number of Warrants Outstanding	Weighted Average Exercise Price

Outstanding at March 31, 2008	6,880,000	$0.05
Issued	4,100,000	0.60
Expired	(6,880,000)	0.05
Exercised	(1,216,666)	0.60
Outstanding at December 31, 2008	2,883,334	$0.60

All warrants outstanding at December 31, 2008 were fully vested Series B Warrants with an exercise price of $0.60 per share, expiring on April 17, 2010.

Note 9. Related Party Transactions

Salaries and benefits

During the three and nine months ended December 31, 2008 the Company incurred $5,823 and $26,781 in cash wages and benefits expense for services rendered by Mr. Greg O’Reilly, the former President, Chief Executive Officer, and Director of the Company. Mr. O’Reilly resigned from all executive and Board positions effective October 15, 2008. Upon Mr. O’Reilly’s resignation, the Company simultaneously appointed Mr. Charles Bell as the President, Chief Executive Officer and Director of the Company. During the three and nine months ended December 31, 2008, the Company incurred $25,482 in cash wages and benefits expense for services rendered by Mr. Bell.

On October 15, 2008, pursuant to an Employment Agreement between the Company and Mr. Bell, the Company agreed to grant a stock option to Mr. Bell within 60 days of the Employment Agreement to purchase 750,000 shares of common stock. As of December 31, 2008, the Company had not granted or executed the stock option agreement and as such did not record any stock compensation expense related to this stock option. When granted, the stock option to purchase 750,000 shares of the Company’s common stock will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. See Note 7 Stock Options for the vesting provisions of this stock option.

Director fees

During the three and nine months ended December 31, 2008, the Company incurred $15,726 and $20,926 in non-employee director fees. Included in these amounts is $9,476 and $10,884 of stock-based compensation expense for the three and nine months ended December 31, 2008 for options previously granted and vesting over time (see Note 7 Stock Options).

Accrued management fees

During the nine months ended December 31, 2008, the Company repaid $162,945 accrued in previous periods for management services provided by two directors in previous years.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 10. Segment Information

The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Note 11. Termination of Oil and Gas Joint Venture

On June 13, 2005, the Company entered into a Joint Venture Agreement with Reserve Oil and Gas, Inc. for the purpose of purchasing oil and gas leases, drilling, completing oil and gas wells and the resale of acquired leases. The Company paid cash $112,000 to purchase four leases totaling 312.7 acres in Sevier County, Utah. The Company abandoned the properties and wrote off the cost of $112,000 on March 31, 2007. On June 11, 2007, the Company terminated the Joint Venture Agreement with Reserve Oil and Gas, Inc.

F12

Note 12. Subsequent Events

On January 9, 2009, Mr. Frank Fabio resigned from the positions of Chief Financial Officer and Secretary of the Company.

On January 9, 2009, Mr. Charles Bell, the Company’s President, Chief Executive Officer, and a Director of the Company was appointed to the positions of Chief Financial Officer and Secretary of the Company to fill the vacancy created by the resignation of Mr. Fabio.

F13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
International Energy, Inc.
Vancouver, British Columbia

We have audited the accompanying consolidated balance sheets of International Energy, Inc. and Subsidiaries ("the Company") (a development stage company) as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years ended March 31, 2008 and 2007, and for the period from November 6, 1998 (inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Energy, Inc. and Subsidiaries as of March 31, 2008 and 2007, and the results of their operations and their cash flows for the years ended March 31, 2008 and 2007, and for the cumulative period from November 6, 1998 (inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring losses from operations since inception and has a substantial accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN PLLC

May 20, 2008
Seattle, Washington

F14

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
March 31, 2008 and March 31, 2007

(Expressed in U.S. Dollars)	2008	2007

ASSETS
Current assets
Cash	$797,725	$23,531
Prepaid expenses	-	27
Total current assets	797,725	23,558

Computer equipment, net	-	219
Total assets	$797,725	$23,777

LIABILITIES
Current
Accounts payable and accrued liabilities	$83,750	$2,999
Accrued management fees - related party	162,945	162,945
Accrued interest - related party	-	43,869
Notes payable - related party	-	110,000
Total liabilities	246,695	319,813

Committments and Contingencies (Note 4)

STOCKHOLDERS' EQUITY (DEFICIENCY)

Stockholders' Deficiency
Preferred stock: $0.01 par value; Authorized: 1,000,000 shares Issued and outstanding: None	-	-
Common stock: $0.001 par value; Authorized: 100,000,000 shares Issued and outstanding: 36,932,500 shares	11,611	11,611
Additional paid-in capital	1,378,918	1,378,918
Common stock issuable	1,259,000	-
Deficit accumulated during the development stage	(2,098,499)	(1,686,565)

Total stockholders' equity (deficiency)	551,030	(296,036)

Total liabilities and stockholders' equity (deficiency)	$797,725	$23,777

(The accompanying notes are an integral part of these consolidated financial statements)

F15

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended March 31, 2008 and 2007
and from inception (November 6, 1998) to March 31, 2008

			From Inception (November 6, 1998) to March 31,
(Expressed in U.S. Dollars)	2008	2007	2008

Revenue	$-	$-	$-

Expenses
Depreciation	219	716	5,673
General and administrative	55,578	35,504	361,466
Investor relations	227,000	-	227,000
Management and consulting fees - related party (Note 8)	4,700	8,900	216,268
Rent - related party	8,139	7,422	43,192
Research and development	89,505	-	89,505
Salaries and benefits	-	-	95,024
Stock based compensation	-	54,443	839,979
Website fees - related party	-	-	48,050
Write off of oil, gas and mineral leases	-	112,000	112,000
	385,141	218,985	2,038,157

Operating Loss	(385,141)	(218,985)	(2,038,157)

Other income (expenses)
Interest income	2,893	2,098	16,943
Interest expense	(29,686)	(7,975)	(77,285)
	(26,793)	(5,877)	(60,342)

Net loss available to common shareholders	$(411,934)	$(224,862)	$(2,098,499)

Loss per share - basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	36,949,788	36,932,500

(The accompanying notes are an integral part of these consolidated financial statements)

F16

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
from inception (November 6, 1998) to March 31, 2008

	Common Stock		Additional	Common stock	Deficit accumulated during development	Total Stockholders' equity
(Expressed in U.S. Dollars)	Shares	Amount	paid-in capital	issuable	stage	(deficiency)

Inception, November 6, 1998	-	$-	$-	$-	$-	$-

Common stock issued at $0.001 per share to a related party for management services	20,000,000	5,000	-	-	-	5,000

Common stock issued for cash at $0.25 per share fiscal year ended March 31, 1999	1,360,000	340	84,660	-	-	85,000

Loss, inception (November 6, 1998) to March 31, 1999	-	-		-	(7,470)	(7,470)

Balance, March 31, 1999	21,360,000	5,340	84,660	-	(7,470)	82,530

Loss, year ended March 31, 2000	-	-	-	-	(16,185)	(16,185)

Balance, March 31, 2000	21,360,000	5,340	84,660	-	(23,655)	66,345

Loss, year ended March 31, 2001	-	-	-	-	(171,793)	(171,793)

Balance, March 31, 2001	21,360,000	5,340	84,660	-	(195,448)	(105,448)

Common stock issued for cash at $0.10 per share, October 17, 2001	10,000,000	2,500	247,500	-	-	250,000

F17

	Common Stock		Additional	Common stock	Deficit accumulated during development	Total Stockholders' equity
(Expressed in U.S. Dollars)	Shares	Amount	paid-in capital	issuable	stage	(deficiency)
Loss, year ended March 31, 2002	-	-	-	-	(144,541)	(144,541)

Balance, March 31, 2002	31,360,000	7,840	332,160	-	(339,989)	11

Common stock issued to a related party for services rendered at $0.08 per share, August 5, 2002	2,402,500	601	47,449	-	-	48,050

Common stock issued to a related party for services rendered at $0.08 per share, August 5, 2002	1,200,000	300	23,700	-	-	24,000

Cancellation of previously issued common stock, February 4, 2003	(1,200,000)	(300)	(23,700)	-	-	(24,000)

Loss, year ended March 31, 2003	-	-	-	-	(149,933)	(149,933)

Balance, March 31, 2003	33,762,500	8,441	379,609	-	(489,922)	(101,872)

Loss, year ended March 31, 2004	-	-	-	-	(70,132)	(70,132)

Balance, March 31, 2004	33,762,500	8,441	379,609	-	(560,054)	(172,004)

Loss, year ended March 31, 2005	-	-	-	-	(59,494)	(59,494)
						-

Balance, March 31, 2005	33,762,500	8,441	379,609	-	(619,548)	(231,498)

Common stock issued upon exercise of warrants, at $0.05 per share, June 9, 2005 & June 30 2005.	3,120,000	3,120	152,880	-	-	156,000

Common stock issued upon exercised of stock option, at $0.13 per share, October 7, 2005	50,000	50	6,450	-	-	6,500

F18

	Common Stock		Additional	Common stock	Deficit accumulated during development	Total Stockholders' equity
(Expressed in U.S. Dollars)	Shares	Amount	paid-in capital	issuable	stage	(deficiency)

Stock based compensation expense	-	-	785,536	-	-	785,536

Loss, year ended March 31, 2006	-	-	-	-	(842,155)	(842,155)

Balance, March 31, 2006	36,932,500	11,611	1,324,475	-	(1,461,703)	(125,617)

Stock based compensation expense	-	-	54,443	-		54,443

Loss, year ended March 31, 2007	-	-	-	-	(224,862)	(224,862)

Balance, March 31, 2007	36,932,500	11,611	1,378,918	-	(1,686,565)	(296,036)

Common stock issuable in March 2008	-	-	-	1,259,000	-	1,259,000

Loss, year ended March 31, 2008	-	-	-	-	(411,934)	(411,934)

Balance, March 31, 2008	36,932,500	$11,611	$1,378,918	$1,259,000	$(2,098,499)	$551,030

(The accompanying notes are an integral part of these consolidated financial statements)

F19

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(Formerly "e.Deal.net, Inc.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended March 31, 2008 and 2007
and from inception (November 6, 1998) to March 31, 2008

			From Inception
			(November 6, 1998)
			to March 31,
(Expressed in U.S. Dollars)	2008	2007	2008

Cash flows from operating activities
Net Loss	$(411,934)	$(224,862)	$(2,098,499)
Reconciliation of net loss to net cash from operating activities:
Depreciation	219	716	5,673
Common stock issued for services	-	-	53,050
Stock based compensation expenses	-	54,443	839,979
Write off of oil, gas and mineral leases	-	112,000	112,000
Change in non-cash working capital items:
Decrease (increase) in prepaid expenses	27	1,215	-
Increase (decrease) in accounts payable and accrued liabilities	80,751	1,896	83,750
Increase (decrease) in accrued management fees -related party	-	-	162,945
Increase (decrease) in accrued interest -related party	(43,869)	7,974	-
Net cash flow used in operating activities	(374,806)	(46,618)	(841,102)

Cash flows from investing activities
Purchase of property and equipment	-	-	(5,673)
Purchase of oil, gas and mineral leases	-	-	(112,000)
Net cash flow used in investing activities	-	-	(117,673)

Cash flows from financing activities
Common stock issuable	1,259,000	-	1,259,000
Proceed from issuance of common stock	-	-	497,500
Proceed from loans from related party	400,000		510,000
Repayment of loans from related party	(510,000)	-	(510,000)
Net cash flow provided by financing activities	1,149,000	-	1,756,500

Increase (decrease) in cash	774,194	(46,618)	797,725

Cash, beginning of period	23,531	70,149	-
Cash, end of period	$797,725	$23,531	$797,725

Supplemental disclosure of cash flow information:
Interest paid in cash	$73,555	$-	$77,286
Income tax paid in cash	$-	$-	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F20

INTERNATIONAL ENERGY, INC. AND SUBSIDIARIES
(FORMERLY “e.Deal.net, Inc.”)
(An Exploration/Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2008
(Expressed in U.S. dollars)

Note 1. Organization and Nature of Operations

International Energy, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.”, with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.01. On June 20, 2005, the Company amended its Articles of Incorporation to effect a change of name to International Energy, Inc. from e.Deal.net, Inc.

On June 9, 2005, the Company incorporated two wholly owned subsidiaries; International Energy Corp. and e.Deal Enterprises Corp. Both subsidiaries are incorporated under the laws of the State of Nevada.

Through International Energy Corp., the Company was involved in the investigation, acquisition and exploration for petroleum and natural gas in various parts of the United States and Canada. Until August 31, 2007, the Company focused solely on petroleum and natural gas exploration. From September 2007 and onwards, the Company has shifted its focus to the development of valuable biofuels through the use of hydrocarbon generation technologies in green microalgae.

In 2005, the Company ceased its business of providing online automotive information through e.Deal Enterprises Corp. The assets and liabilities, the results of operations and cash flows related to the business were not classified as discontinued operations as the amounts were not significant.

Note 2. Going Concern Uncertainties

The Company has been an exploration/development stage company and has incurred net operating losses of $2,098,499 since inception (November 6, 1998). The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

Due to the start-up nature of the Company’s business, the Company expects to incur losses as it expands. To date, the Company’s cash flow requirements have been primarily met by debt and equity financings. Management believes it does have sufficient cash flow to meet its capital requirements for at least the next twelve months. If the Company is unable to generate profits or unable to obtain additional funds for its working capital needs, it may have to cease operations.

Management is devoting substantially all of its present efforts in securing and establishing a new business. To meet these objectives, the Company plans to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations, but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Note 3. Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States, and include the accounts of International Energy, Inc. and its subsidiaries, International Energy Corp. and e.Deal Enterprises Corp., which both were incorporated under the laws of the State of Nevada. All significant inter-company transactions and accounts have been eliminated in consolidation.

(b) Use of Estimates

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The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

(c) Related Party Transactions

A related party is generally defined as (i) any person and their immediate families that holds 10% or more of the Company’s securities, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

(d) Fair Value of Financial Instruments

Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying values of cash and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments. The Company places its cash with high credit quality financial institutions.

The Company operates and incurs significant expenditures outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between Canadian dollar and the U.S. dollar.

(e) Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of six monthsor less to be cash equivalents. The Company did not have any cash equivalents at March 31, 2008 and 2007. At times, cash balances may exceed federally insured limits.

(f) Computer Equipment

Computer equipment is stated at cost, less depreciation, and is depreciated under the straight-line method over the estimated useful lives of the asset. Expenditures for betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense when incurred.

(g) Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “ Accounting for Income Taxes ”. Under SFAS No 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(h) Earnings (Loss) Per Share

Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding and issuable (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No 128, “ Earnings Per Share .” Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings (loss) per share in the future, such as warrants and options, were not included in the computation of diluted earnings (loss) per share because to do so would be antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable.

(i) Stock-Based Compensation

The Company accounts for stock-based compensation under SFAS No. 123(R) “Share-Based Payment”, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model.

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(j) Foreign Currency Transactions

The Company maintains both U.S. Dollar and Canadian Dollar bank accounts at a financial institution in Canada. Foreign currency transactions are translated into the functional currency of the Company, which is U.S. Dollars, in the following manner:

At the transaction date, each asset, liability, revenue and expense is converted into the functional currency by the use of the exchange rate in effect at that date. Transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations.

(k) Impairment of Long-Lived Assets

Long-lived assets of the Company are reviewed for impairment when changes circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in the SFAS No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets” . Management considers assets to be impaired if the carrying amount of an asset exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

(l) Intangible Assets

The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets”, which presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition.

The intangible asset is not amortized but management performs the annual review for possible impairment in the fourth calendar quarter of each year or when circumstances suggest an impairment may exist.

(m) New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141(R)"), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 141(R) will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51" ("SFAS 160"), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent's ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements, that discusses how parties to a collaborative arrangement (which does not establish a legal entity within such arrangement) should account for various activities. The consensus indicates that costs incurred and revenues generated from transactions with third parties (i.e. parties outside of the collaborative arrangement) should be reported by the collaborators on the respective line items in their income statements pursuant to EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent., Additionally, the consensus provides that income statement characterization of payments between the participants in a collaborative arrangement should be based upon existing authoritative pronouncements; analogy to such pronouncements if not within their scope; or a reasonable, rational, and consistently applied accounting policy election. EITF Issue No. 07-1 is effective for financial statements beginning after December 15, 2008 and is to be applied retrospectively to all periods presented for collaborative arrangements existing as of the date of adoption. The Company is evaluating the impact, if any, the adoption of this consensus will have on the results of operations, financial position or cash flows.

Note 4. Research Agreement

On September 17, 2007, International Energy, Inc., through its wholly owned subsidiary, International Energy Corp., entered into a Research Agreement with The Regents of the University of California (“UOC”) in the area of algal biochemistry and photosynthesis

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aiming to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. The contract is for a period of two years until September 16, 2009. The Company can negotiate with UOC for a license at commercially reasonable royalty rates and license fees to commercialize the related products. The Company has the right to apply for a patent on any invention made through the research. The Company agrees to pay in total $238,680 to UOC for the support of research payable on a quarterly basis.

At March 31, 2008, the Company paid $59,670 to UOC for the research.

Note 5. Capital Stock

In March 2008, the Company has arranged to sell up to an aggregate of 4,000,000 units (the “Offered Units”) to accredited investors at a price of US $0.60 per Offered Unit. Each Offered Unit consists of one (1) share (the “Unit Shares”) of the Company’s common stock, $0.001 par value per share, one (1) Series B Non-redeemable Warrant to purchase a share of common stock at $0.60 per share for a period of 24 months from the date of issuance (the “Series B Warrants”). The Company may pay commission up to $100,000 for the transaction.

At March 31, 2008, the Company received $1,259,000 for 2,098,334 Offered Units.

Note 6. Stock Options

As of March 31, 2008, the Company had an active stock option plan that provides shares available for options granted to employees, directors and others. Options granted to employees under the Company’s option plan generally vest over one to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant. A total of 20,000,000 options may be granted under the plan. The Company has issued 8,000,000 (50,000 were exercised) options and has reserved 12,000,000 additional shares for future issuances.

The movement of stock options can be summarized as follows:

		Weighted	Remaining	Aggregate
	Number of	average	contractual	instrinsic
	options	exercise price	terms (years)	value

Outstanding at March 31, 2006	7,950,000	$0.13
Granted	-
Outstanding at March 31, 2007	7,950,000
Granted	-
Outstanding at March 31, 2008	7,950,000	0.13	7.20 years	$6,121,500

Exercisable at March 31, 2008	7,950,000	$0.13	7.20 years	$6,121,500

Available for grant at March 31, 2008	12,000,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period end and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on March 31, 2008. The intrinsic value changes are based on changes in the fair market value of the Company’s stock.

A summary of the Company’s unvested stock options and changes during the current period and year ended March 31, 2008 is as follows:

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		Fair value
	Shares	per share

Unvested at March 31, 2006	2,666,667	$0.11
Vested	(2,666,667)	0.11
Unvested at March 31, 2007 and 2008	-

During the year ended March 31, 2008, compensation expense of $nil (2007: $54,443) was recognized for options previously granted and vesting over time. As of March 31, 2008, the Company has $nil of total unrecognized compensation cost related to unvested stock options.

The options outstanding and exercisable as of March 31, 2008 can be summarized as follows:

	Outstanding			Exercisable
			Weighted			Weighted
		Weighted	Average		Weighted	Average
Range of		Average	Remaining		Average	Remaining
Exercise	Number	Exercise	Contractual	Number	Exercise	Contractual
Prices	Outstanding	Price	Life (Years)	Exercisable	Price	Life (Years)

$0.13	7,950,000	$0.13	7.20	7,950,000	$0.13	7.20

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 7. Warrants

The movement of stock purchase warrants can be summarized as follows:

	Number of	Weighted average
	warrants	exercise price

Balance, March 31, 2008 and 2007	6,880,000	$0.05

On October 16, 2007, the Company renewed the expiry date of the warrants for another year. Each warrant will expire on October 17, 2008. No additional expense was recognized in connection with the extension of the expiry date as the effects were insignificant.

Note 8. Related Party Transactions

Management fees: During the year ended March 31, 2008, the Company paid $4,700 (2007: $8,900) in management fees to directors and $216,268 for the period from inception (November 6, 1998) to March 31, 2008.

Accrued management fees: An amount of $162,945 was accrued for management services provided by two directors in previous years.

Short term notes, related party: On March 31, 2008, the Company repaid all the short term notes and interest to its former President, Herdev S. Rayat, including four separate loans bearing interest at 7.25% per annum advanced to the Company the following dates: February 13, 2001 ($40,000); April 24, 2001 ($40,000); June 8, 2001 ($20,000); and July 26, 2001 ($10,000) and another two loans of $300,000 on October 16, 2007 and $100,000 on January 31, 2008 to the Company bearing interest at 10.75% and 10.25% per annum respectively. Interest expenses were $29,578 (2007: $7,975) for the year ended March 31, 2008, and $72,261 for the period from inception (November 6, 1998) to March 31, 2008.

Rent: The Company’s principal office is located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. These premises are owned by a private corporation controlled by a Director and majority shareholder. The Company pays a monthly rent of C$700 effective from April 1, 2006. The Company paid rent to the lessor of $8,139 (2006: $7,422) for the year ended

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March 31, 2008 and $15,561 for the period from inception (November 6, 1998) to March 31, 2008.

Warrants: As of March 31, 2008, 1,560,000 share purchase warrants were held by the majority stockholder of the Company. Each warrant entitles the holder to purchase one share of common stock at $0.05 per share and will expire in October 2008.

Mr. Harmel S. Rayat is also a director and stockholder of each of PhytoMedical Technologies, Inc., Entheos Technologies, Inc., Octillion Corp., MicroChannel Technologies Corporation and HepaLife Technologies, Inc.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 9. Income Taxes

There is no current or deferred tax expense for the years ended March 31, 2008 and 2007, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry-forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes and has recorded a 100% valuation allowance against the deferred tax asset.

The income tax effect, utilizing a 34% income tax rate, of temporary differences giving rise to the deferred tax assets and deferred tax liabilities is a result of the following:

	2008	2007

Deferred tax assets:
Net operating loss carryforwards	$394,201	$264,237
Stock based compensation	283,808	283,808
Accrued interest payable	-	16,184
Valuation allowance	(678,009)	(564,229)
	$-	$-

The 2008 increase in the valuation allowance was $113,780 (2007: $76,338).

The Company has available net operating loss carry-forwards of approximately $1,159,000 for tax purposes to offset future taxable income, which expires commencing 2009 through to the year 2028. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for each of the years during the years ended December 31 follows:

	2008	2007

Statutory federal income tax rate	-34.00%	-34.00%
Valuation allowance	34.00%	34.00%
Effective income tax rate	0.00%	0.00%

Note 10. Segment Information

The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in

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which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Note 11. Termination of Oil and Gas Joint Venture

On June 13, 2005, the Company entered into a Joint Venture Agreement with Reserve Oil and Gas, Inc. for the purpose of purchasing oil and gas leases, drilling, completing oil and gas wells and the resale of acquired leases. The Company paid cash $112,000 to purchase four leases totaling 312.7 acres in Sevier County, Utah. The Company abandoned the properties and wrote off the cost of $112,000 on March 31, 2007. On June 11, 2007, the Company terminated the Joint Venture Agreement with Reserve Oil and Gas, Inc.

Note 12. Subsequent Events

On April 17, 2008, the Company completed a $2,400,000 self directed private placement. The private placement consisted of the sale of 4,000,000 units (the "Units") at a price of $0.60 per Unit or $2,400,000 in the aggregate. Each Unit consisted of one share of the Company’s common stock and one Series B Warrant to purchase a share of common stock at $0.60 per share for a period of two years from the date of issuance. The total number of shares issued in the private placement was 4,000,000.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$ 361*
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	35,000
Printing Expenses	1,000
Transfer Agent Fees	1,000
Miscellaneous Fees and Expenses	2,639
Total	$ 50,000

* Although the recalculated registration fee is $124, the Registrant has previously paid a total filing fee of $361 in connection with the filing of the Registration Statement.

Item 14.Indemnification of Officers and Directors.

     Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the shareholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

     Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

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Item 15.Recent Sales of Unregistered Securities.

     On April 17, 2008, we consummated the sale of an aggregate of 4,000,000 shares of our common stock and Series B Warrants to purchase up to an additional 4,000,000 shares of our common stock at a per share purchase price of $0.60 for an aggregate purchase price of $2,400,000 pursuant to the terms of a Subscription Agreement effective as of April 17, 2008 with certain Investors who are signatories to the Subscription Agreement; the Investors are institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. There were a total of 8 Investors. Three of the investors subsequently exercised all or a portion of their respective Series B Warrants for a total of 1,216,666 shares of our common stock.

     On September 12, 2008, the Company granted stock options to purchase a total of 100,000 shares of common stock to two of the Company’s Board of Directors as compensation for services to be rendered as a director. Each of the two 50,000 stock options (total 100,000 stock options) have an exercise price of $0.83, the closing price of the Company’s common stock on September 12, 2008. Each option vests in five equal annual installments of 10,000 options commencing on September 12, 2009, and annually thereafter. Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the board member ceases to be a director of the Company.

     The securities that were issued to the Investors in the Private Placement were not registered under the Securities Act and were offered and sold pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder; these securities may not be offered or sold by the Investors absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 16. Exhibits.

Exhibit No. Description of Exhibit

3.1	Articles of Incorporation. *

3.2	By Laws. *

4.1	Securities Purchase Agreement dated April 17, 2008 by and among International Energy, Inc. and Purchasers named therein and who are signatories thereto.*

4.2	Form of Registration Rights Agreement April 17, 2008 by and among International Energy, Inc. and entities named therein and who are signatories thereto. *

4.3	Form of Series B Warrant. *

4.4	Placement Agent Agreement with Palladium Capital Advisors, LLC. *

5.0	Opinion of Sierchio & Company LLP regarding the legality of the securities being registered.

10.1	Research Agreement with The Regents of the University of California dated September 17, 2007. *

10.2	Promissory Note issued to Harmel Rayat dated October 16, 2007. *

10.3	Employment Agreement dated July 29, 2008 with Gregory O’Reilly.*

10.4	Agreement dated October 15, 2008 terminating the July 28, 2008 employment agreement with Gregory O’Reilly.*

10.5	Employment Agreement dated October 15, 2008 with Charles Bell.*

23.1	Consent of Sierchio & Company LLP (included in Exhibit 5.0 hereto).*

23.2	Consent of Peterson Sullivan, LLP dated June 9, 2009.

99.1	Power of Attorney.*

* Previously Filed.

Item 17.Undertakings.

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The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included

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in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre Effective Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, DC, on the 9th day of June, 2009.

International Energy, Inc.

Date June 9, 2009	By:	/s/ Charles Bell
Charles Bell
Chief Executive Officer and President, Principal Executive
Officer, Chief Financial Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Date
Name: Name: Title:	/s/ Charles Bell Charles Bell Chief Executive Officer and President, Principal Executive Officer, Chief Financial Officer, and Principal Accounting Officer, and Director	June 9, 2009
Name: Title: By:	Joanne Stephenson Director /s/ Charles Bell Charles Bell, Attorney in Fact	June 9, 2009
Name: Title: By:	Derek J. Cooper Director /s/ Charles Bell Charles Bell, Attorney in Fact /	June 9, 2009
Name: Title: By:	Jatinder S. Bhogal Director /s/ Charles Bell Charles Bell, Attorney in Fact	June 9, 2009

5

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL ENERGY, INC.

(INDEX TO EXHIBITS)

Exhibit	Description of Exhibit
No.
3.1	Articles of Incorporation.*
3.2	By Laws.*
4.1	Securities Purchase Agreement dated April 17, 2008 by and among International Energy, Inc. and Purchasers named therein and who are signatories thereto.*
4.2	Form of Registration Rights Agreement April 17, 2008 by and among International Energy, Inc. and entities named therein and who are signatories thereto. *
4.3	Form of Series B Warrant. *
4.4	Placement Agent Agreement with Palladium Capital Advisors, LLC. *
5.0	Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered.*
10.1	Research Agreement with The Regents of the University of California dated September 17, 2007. *
10.2	Promissory Note issued to Harmel Rayat dated October 16, 2007. *
10.3	Agreement dated October 15, 2008 terminating the July 28, 2008 employment agreement with Gregory O’Reilly.*
10.4	Agreement dated October 15, 2008 terminating the July 29, 2008 employment agreement with Gregory O’Reilly.*
10.5	Employment Agreement dated October 15, 2008 with Charles Bell.*
23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.0 hereto).*
23.2	Consent of Peterson Sullivan, LLP dated June 9, , 2008.
99.1	Power of Attorney *

* Previously Filed

E-1